                                             RALI Series 2007-QH6 Trust
                                                   Issuing Entity

                                          Residential Accredit Loans, Inc.
                                                     Depositor

                                          Residential Funding Company, LLC
                                                      Sponsor

                                              Aurora Loan Services LLC
                                                  Master Servicer

                          Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH6

                                         Supplement dated September 3, 2008
                                                         to
                                     Prospectus Supplement dated June 27, 2007
                                                         to
                                           Prospectus dated April 9, 2007
                                    ___________________________________________

         This supplement is dated September 3, 2008 and supplements the Prospectus Supplement dated June 27, 2007 to the Prospectus dated April 9, 2007 with respect to the above captioned series of certificates (the "Prospectus
Supplement"). This supplement supersedes in their entirety the supplements dated March 6, 2008 and May 15, 2008 to the Prospectus Supplement.

         The Prospectus Supplement is hereby revised as follows:

              1.  The initial  ratings for the classes of  certificates  listed  below that appear  under the column entitled  "Initial  Rating"  appearing on page S-7 of the Prospectus  Supplement have been revised and the current ratings for those classes are as follows:

                      _________________________________________________________________________
                             Class          Rating as of September 2, 2008 (S&P/Moody's)(1)
                      _________________________________________________________________________
                              M-1                              AA+/Aa2(3)
                      _________________________________________________________________________
                              M-2                               AA/A2(4)
                      _________________________________________________________________________
                              M-3                              A+(5)/Baa1
                      _________________________________________________________________________
                              M-4                              A(6)/Baa3
                      _________________________________________________________________________
                              M-5                             BBB(7)/B1(8)
                      _________________________________________________________________________
                              M-6                     BB(9)/B1 Watchlist (DNG)(10)
                      _________________________________________________________________________
                              M-7                    B(11)/B3 Watchlist (DNG) (12)
                      _________________________________________________________________________
                              M-8                            CCC(13)/Ca(14)
                      _________________________________________________________________________
                               B                            CC(15)/Ca((16))
                      _________________________________________________________________________
______________________
(1)      See "Ratings" in this prospectus supplement.
(3)      On the issuance date, the Class M-1 Certificates were rated Aaa by Moody's.
(4)      On the issuance date, the Class M-2 Certificates were rated Aa1 by Moody's.
(5)      On the issuance date, the Class M-3 Certificates were rated AA- by S&P.
(6)      On the issuance date, the Class M-4 Certificates were rated A+ by S&P.
(7)      On the issuance date, the Class M-5 Certificates were rated A- by S&P.
(8)      On the issuance date, the Class M-5 Certificates were rated Aa3 by Moody's.
(9)      On the issuance date, the Class M-6 Certificates were rated BBB by S&P.
(10)     On the issuance date, the Class M-6 Certificates were rated A1 by Moody's.  The Watchlist (DNG) status indicates that the rating is under review for possible downgrade in the short-term.
(11)     On the issuance date, the Class M-7 Certificates were rated BBB- by S&P.

(12)     On the issuance date, the Class M-7 Certificates were rated A3 by Moody's.  The Watchlist (DNG) status indicates that the rating is under review for possible downgrade in the short-term.
(13)     On the issuance date, the Class M-8 Certificates were rated BB+ by S&P.
(14)     On the issuance date, the Class M-8 Certificates were rated Baa3 by Moody's.
(15)     On the issuance date, the Class B Certificates were rated BB- by S&P.
(16)     On the issuance date, the Class B Certificates were rated Ba3 by Moody's.

              2.  The Risk Factor entitled "Risk of Loss—Recent  developments in the residential mortgage market may adversely  affect  the  return on your  certificates"  appearing  on page  S-22 of the  Prospectus
                  Supplement shall be replaced with the following:

Recent developments in the            Recently, the residential mortgage market in the United States has experienced
residential mortgage market may       a variety of difficulties and changed economic conditions that may adversely
adversely affect the return on your   affect the yield on your certificates.  Delinquencies and losses with respect
certificates.                         to residential mortgage loans generally have increased in recent months, and may continue to increase.  In addition, in recent months housing prices in many states have declined or stopped appreciating, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.  As a result of these and other factors, the value of some mortgage-backed securities has been negatively impacted.

                                      A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance; in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Borrowers who intend to sell their homes may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.

                                      As a result of these and other factors, the rating agencies have recently downgraded or put on downgrade watch a significant number of mortgage-backed securities (particularly mortgage-backed securities backed by subprime and
                                      Alt-A mortgage loans originated in 2005 and 2006), including the Class M-3,
                                      Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates.

                                      In addition, various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of the servicer to foreclose promptly on defaulted mortgage loans.  Any such actions may adversely affect the performance of the loans and the yield on and value of the certificates.

                                      You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on, or market value of, your certificates.

                                                         S-2

              3.  The  following  shall be added as the second  paragraph  of the Risk Factor  entitled  "Bankruptcy
                  Risks—Bankruptcy  proceedings  could delay or reduce  distributions  on the  certificates" on page
                  S-25 of the Prospectus Supplement:

                           In addition, if any servicer or the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or successor master servicer, as applicable.  Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

              4.  The following Risk Factors shall be added to the Prospectus  Supplement under the heading "Risk of
                  Loss":

Reduced documentation programs may    Approximately 87.0% of the mortgage loans by principal balance as of August 1,
increase your risk of loss.           2008 were made to borrowers whose income is not verified, including borrowers who may not be required to state their income.  With respect to these mortgage loans the borrowers may not be required to provide any information regarding their income and there may be no verification of their income or assets.  Such mortgage loans increase the risk that borrowers may not have sufficient income or assets or may have overstated their income and assets and, as a consequence, may be unable to make their monthly mortgage loan payments.  You should consider the risk that mortgage loans originated under reduced documentation programs may be subject to increased delinquencies and defaults.

Delinquencies may increase because    On April 1, 2008, the master servicing and primary servicing function for all
servicing will be transferred.        of the mortgage loans was transferred to Aurora Loan Services LLC.  Aurora
                                      Loan Services LLC will master service and service the related mortgage loans in accordance with the servicing provisions set forth in the pooling and servicing agreement.  See "Sponsor" and "Pooling and Servicing Agreement—The
                                      Master Servicer and Subservicers—Aurora Loan Services LLC" in this supplement.

                                      A servicing transfer involves notifying mortgagors to remit payments to the new servicer, transferring physical possession of the loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer, and such transfers could result in misdirected notices, misapplied payments, data input errors and other problems.  Servicing transfers may result in a temporary increase in delinquencies, defaults and losses on the mortgage loans. There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults or losses due to transfers of servicing.

              5.  The information  under the section entitled  "Sponsor and Master Servicer"  beginning on page S-31 of the Prospectus Supplement is hereby deleted and replaced with the following:

                                                       Sponsor

         Residential Funding Company, LLC, a Delaware limited liability company, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others.  See "The Trusts—Mortgage Collateral Sellers" and "—Qualifications of Sellers" in the prospectus for a general description of applicable seller/servicer eligibility requirements.  Residential Funding Company, LLC's principal executive offices are located at One

                                                         S-3

Meridian Crossings, Suite 100, Minneapolis, Minnesota 55423. Its telephone number is (952) 857-7000. Residential
Funding Company, LLC conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. Residential Funding Company, LLC previously financed its operations primarily through its securitization program and currently finances its operations primarily through a combination of debt, equity and asset sales.

         Residential Funding Company, LLC converted from a Delaware corporation to a Delaware limited liability company on October 6, 2006.  Residential Funding Company, LLC was formerly known as Residential Funding
Corporation. Residential Funding Company, LLC was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties.  GMAC LLC, formerly known as General Motors Acceptance Corporation, purchased Residential
Funding Company, LLC in 1990.  In 1995, Residential Funding Company, LLC expanded its business to include "Alt-A"
first lien mortgage loans, such as some of the mortgage loans described in the prospectus supplement.  Residential
Funding Company, LLC also began to acquire and service "subprime", closed-end and revolving loans secured by second liens in 1995.

         On November 21, 2007, Moody's Investors Service, Inc., or Moody's, reduced the servicer quality rating
("SQ") of Residential Funding Company, LLC as a master servicer of residential mortgage loans to SQ1- from SQ1 and placed these ratings on review for possible further downgrade.  The downgrade was prompted by Moody's rating action on the senior unsecured debt rating of Residential Funding Company, LLC's parent corporation, Residential
Capital, LLC, which was downgraded on November 1, 2007, to Ba3 from Ba1.  Based on the rating action, Moody's lowered its servicing stability assessment for the master servicing operations to average from above average.
Moody's has further downgraded the senior unsecured debt rating of Residential Capital, LLC, most recently to Ca on June 16, 2008.  In a statement made on June 16, 2008 (the "June 16th Statement") Moody's downgraded the senior long-term rating of GMAC, the ultimate parent company of Residential Capital, LLC and Residential Funding Company,
LLC to B3 from B2.  The June 16th Statement indicates that the outlook is negative. The June 16th Statement also indicates that the negative outlook on the GMAC rating reflects the continued operating uncertainty at Residential
Capital, LLC, as well as the challenging operating environment for the core consumer auto finance operations of
GMAC.  No assurance can be given that the reductions of the rating on the senior unsecured debt of Residential Capital, LLC will not adversely affect Residential Funding Company, LLC's current SQ rating.  Moody's maintains a negative outlook with respect to the ratings of Residential Funding Company, LLC.

         Moody's SQ rating for master servicers represents its view of a master servicer's ability to report servicer activity to trustees or investors and oversee the performance and reporting of underlying servicers. The
SQ rating scale takes into account servicing stability which is a combination of the company's  operational stability, financial stability, and the ability to respond to changing market conditions. The rating scale ranges from SQ1 (strong) to SQ5 (weak).

         On July 15, 2008, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or
Standard & Poor's, reduced the senior unsecured debt rating and junior secured debt rating of Residential Capital,
LLC to CCC-. Standard & Poor's has also assigned a negative rating outlook for Residential Capital, LLC.

         On June 4, 2008, Fitch Ratings or "Fitch", reduced the senior unsecured debt rating of Residential
Capital, LLC to "D."

         Residential Capital, LLC has stated that it expects additional and continuing liquidity pressure through the remainder of 2008 and 2009.  It continues to be highly leveraged relative to its cash flow, and there continues to be a risk that Residential Capital, LLC will not be able to meet its debt service obligations and be in a negative liquidity position in 2008.  Liquidity needs, which are difficult to forecast with precision, include the obligation of subsidiaries, including Residential Funding Company, LLC, to advance delinquent principal, interest and other amounts as described in this prospectus supplement and in the prospectus with respect to mortgage loans it services that become delinquent. Recent increases in delinquencies with respect to the servicing portfolio of Residential Funding Company, LLC have increased the overall level of such advances, as well as extending the time over which it expects to recover such

                                                         S-4

amounts under the terms of the related servicing contracts. Although the Company will continue to explore opportunities for funding and/or capital support from the Company's parent and affiliates there can be no assurances that the Company's parent and affiliates will undertake any such actions. As such, the Company's plans include, but are not limited to the following: continue to work proactively and maintain an active dialogue with all of the Company's key credit providers to optimize all available liquidity options; potential pursuit of strategic alternatives that will improve the company's liquidity such as continued strategic reduction of assets and other dispositions and exploring potential alliances and joint ventures with third-parties involving portions of the Company's business. If unanticipated market factors emerge and/or Residential Capital, LLC is unable to successfully execute its plans, it would have a material adverse effect on its business, results of operations and financial position. As of June 30, 2008, the liquidity portfolio (cash readily available to cover operating demands from across business operations and maturing obligations) of Residential Capital, LLC totaled $1.5 billion. Residential Capital, LLC has approximately $0.3 billion aggregate principal amount of notes due in
November 2008. Though in June Residential Capital LLC extended the maturities of most of its secured, short-term debt until April and May, 2009, Residential Capital, LLC had approximately $3.3 billion of secured, short-term debt and approximately $0.3 billion of unsecured notes outstanding as of June 30, 2008 maturing in 2008, excluding debt of GMAC Bank.

         The following tables set forth the aggregate principal balance of publicly offered securitizations of mortgage loans sponsored by Residential Funding Company, LLC for the past five years and for the six-months ended
June 30, 2008, calculated as of the period end.  Residential Funding Company, LLC sponsored approximately $46.8 billion and $3.2 billion in initial aggregate principal balance of mortgage-backed securities in the 2003 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively.  Residential Funding
Company, LLC sponsored approximately $28.1 billion and $2.9 billion in initial aggregate principal balance of mortgage-backed securities in the 2007 calendar year backed by first lien mortgage loans and junior lien mortgage loans, respectively.  The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a)
the difference between the current and prior year volume over (b) the prior year volume.

                                                         S-5

                                         Sponsor Securitization Experience

         First Lien Mortgage Loans
                                                                                                                             Six Months
                                                                    Year Ended December 31,                                     Ended
                                    _________________________________________________________________________________________________________

Volume by                                  2003             2004             2005             2006             2007         June 30, 2008
Principal Balance
_____________________________________________________________________________________________________________________________________________

Prime Mortgages(1)                     $18,964,072,062  $11,953,278,792  $24,149,038,614  $40,241,885,054 $22,575,654,215         -
Non Prime Mortgages(2)                 $27,931,235,627  $24,408,531,445  $27,928,496,334  $21,581,547,796  $5,616,988,822         -
                                    _________________________________________________________________________________________________________
Total                                  $46,895,307,689  $36,361,810,237  $52,077,534,948  $61,823,432,850 $28,192,643,037         -
                                    _________________________________________________________________________________________________________

Prime Mortgages(1)                              40.44%           32.87%           46.37%           65.09%          80.08%         -
Non Prime Mortgages(2)                          59.56%           67.13%           53.63%           34.91%          19.92%         -
                                    _________________________________________________________________________________________________________
Total                                          100.00%          100.00%          100.00%          100.00%         100.00%         -
                                    _________________________________________________________________________________________________________

Percentage Change  from Prior Year(3)
Prime Mortgages(1)                              17.22%         (36.97)%          102.03%           66.64%        (43.90)%
Non Prime Mortgages(2)                          80.48%         (12.61)%           14.42%         (22.73)%        (73.97)%
                                    _____________________________________________________________________________________
Total                                           48.15%         (22.46)%           43.22%           18.71%        (54.40)%
                                    _____________________________________________________________________________________

         Junior Lien Mortgage Loans
                                                                                                                 Six Months
                                                       Year Ended December 31,                                      Ended
________________________________________________________________________________________________________________________________
Volume by Principal Balance              2003            2004           2005           2006          2007       June 30, 2008
________________________________________________________________________________________________________________________________

Prime Mortgages(1)                  $3,207,008,585  $2,085,015,925 $2,409,506,573 $3,012,549,922 $2,933,100,838       -
Non Prime Mortgages(2)                     -              -               -              -             -              -
                                    ____________________________________________________________________________________________
Total                               $3,207,008,585  $2,085,015,925 $2,409,506,573 $3,012,549,922 $2,933,100,838       -
                                    ____________________________________________________________________________________________

Prime Mortgages(1)                      100.00%        100.00%         100.00%        100.00%       100.00%           -
Non Prime Mortgages(2)                     -              -               -              -             -              -
                                    ____________________________________________________________________________________________
Total                                   100.00%        100.00%         100.00%        100.00%       100.00%           -
                                    ____________________________________________________________________________________________

Percentage Change from Prior Year(3)

Prime Mortgages(1)                      11.55%         (34.99)%        15.56%         25.03%        (2.64)%
Non Prime Mortgages(2)                     -              -               -              -             -
                                    ___________________________________________________________________________
Total                                   11.55%         (34.99)%        15.56%         25.03%        (2.64)%
                                    ___________________________________________________________________________

(1)      Product originated under the Jumbo,  Alt-A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)      Product  originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime Mortgage Loans secured by junior  liens are  included  under  First  Lien  Mortgage  Loans—Non-  Prime  Mortgages  because  these  types of loans are securitized together in the same mortgage pools.
(3)      Represents year to year growth or decline as a percentage of the prior year's volume.

                                                         S-6

                 First Lien Mortgage Loans
                                                                                                    Six Months
                                                          Year Ended December 31,                      Ended
_________________________________________________________________________________________________________________

Volume by Number of Loans                 2003        2004        2005         2006        2007    June 30, 2008
_________________________________________________________________________________________________________________

Prime Mortgages(1)                       86,166      55,773      91,631       141,188     67,035         -
Non Prime Mortgages(2)                   200,446     170,696     173,796      132,069     31,467         -
                                       __________________________________________________________________________
Total                                    286,612     226,469     265,427      273,257     98,502         -
                                       __________________________________________________________________________

Prime Mortgages(1)                       30.06%      24.63%      34.52%       51.67%      68.05%         -
Non Prime Mortgages(2)                   69.94%      75.37%      65.48%       48.33%      31.95%         -
                                       __________________________________________________________________________
Total                                    100.00%     100.00%     100.00%      100.00%    100.00%         -
                                       __________________________________________________________________________

Percentage Change from Prior Year(3)
Prime Mortgages(1)                       26.57%     (35.27)%     64.29%       54.08%     (52.52)%
Non Prime Mortgages(2)                   46.54%     (14.84)%      1.82%      (24.01)%    (76.17)%
                                       __________________________________________________________

Total                                    39.90%     (20.98)%     17.20%        2.95%     (63.95)%
                                       __________________________________________________________

           Junior Lien Mortgage Loans
                                                                                                      Six Months
                                                          Year Ended December 31,                       Ended
_________________________________________________________________________________________________________________
Volume by Number of Loans                 2003         2004        2005        2006        2007       June 30,
                                                                                                        2008
_________________________________________________________________________________________________________________

Prime Mortgages(1)                       84,962       51,614      53,071      60,951      54,120         -
Non Prime Mortgages(2)                      -           -           -            -           -           -
                                       __________________________________________________________________________
Total                                    84,962       51,614      53,071      60,951      54,120         -
                                       __________________________________________________________________________

Prime Mortgages(1)                       100.00%     100.00%     100.00%      100.00%     100.00%        -
Non Prime Mortgages(2)                      -           -           -            -           -           -
                                       __________________________________________________________________________
Total                                    100.00%     100.00%     100.00%      100.00%     100.00%        -
                                       __________________________________________________________________________

Percentage Change from Prior Year(3)
Prime Mortgages(1)                       16.09%      (39.25)%     2.82%       14.85%     (11.21)%
Non Prime Mortgages(2)                      -           -           -            -           -
                                       ____________________________________________________________
Total                                    16.09%      (39.25)%     2.82%       14.85%     (11.21)%
                                       ____________________________________________________________

    (1)  Product  originated  under the Jumbo,  Alt-A,  High Loan to Value First Lien  programs  and Closed End Home Equity
    Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
    (2)  Product  originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are  included  under First Lien  Mortgage  Loans—Non-  Prime  Mortgages  because  these types of loans are securitized together in the same mortgage pools.
    (3)  Represents year to year growth or decline as a percentage of the prior year's volume.

         Residential Funding Company, LLC's overall procedures for originating and acquiring mortgage loans are described under "Description of the Mortgage Pool—The Program" in the prospectus supplement.  Residential Funding
Company, LLC's material role and responsibilities in this transaction are described in the prospectus under "The
Trusts—Qualifications of Sellers" and "The Trusts—Repurchases of Mortgage Collateral".

         Residential Funding Company, LLC's wholly-owned subsidiary, Homecomings Financial, LLC, or Homecomings, originated and sold to Residential Funding Company, LLC approximately 43.1% of the

                                                         S-7

mortgage loans, by principal balance as of August 1, 2008, included in the mortgage pool. See "Affiliations Among
Transaction Parties" and "Description of the Mortgage Pool—Originators" in the prospectus supplement.

         Master Servicer. On April 1, 2008, pursuant to an agreement entered into by Residential Funding Company,
LLC, the master servicing and subservicing of the mortgage loans subject to the pooling and servicing agreement were transferred from Residential Funding Company, LLC to Aurora Loan Services LLC ("Aurora"). See "Pooling and
Servicing Agreement—The Master Servicer and Subservicers—Aurora Loan Services LLC" in this supplement for additional information regarding the master servicing experience of Aurora.

              6.  The sixth paragraph under the section entitled "Description of the Mortgage  Pool—General" on page
                  S-39 of the Prospectus Supplement is hereby deleted and replaced with the following:

         The depositor and Residential Funding Company, LLC will make certain limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates.  The depositor and
Residential Funding Company, LLC will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders in any of those mortgage loans.  Residential Funding
Company, LLC will not assign to the depositor, and consequently the depositor will not assign to the trustee for the  benefit of the certificateholders, any of the representations and warranties made by the sellers or the right to require the related seller to repurchase any such mortgage loan in the event of a breach of any of its representations and warranties.  Accordingly, the only representations and warranties regarding the mortgage loans that will be made for the benefit of the certificateholders will be the limited representations and warranties made by Residential Funding Company, LLC and the depositor to the limited extent described above.  If for any reason the depositor or Residential Funding Company, LLC is unable to repurchase a defective mortgage loan, the amount of realized losses on the mortgage loans may increase, which may increase the risk that realized losses will be allocated to your certificates and/or may adversely affect the market value of your certificates.  See
"The Trusts—Representations with Respect to Mortgage Collateral" in the prospectus and "Sponsor" in this supplement.

              7.  Investors  should note that updated  static pool data with respect to mortgage  loans  serviced by
                  Residential Funding Company,  LLC is available on the internet at  www.gmacrfcstaticpool.com  (the
                  "Static Pool Data").  Information  presented  under (i) "RALI" as the  issuer/shelf,  (ii) "QH" as the series,  and (iii) "RALI QH thru June 2008" as the deal,  will include  information  regarding prior  securitizations  of mortgage  loans that are similar to the mortgage  loans included in the
                  RALI  2007-QH6  Trust,  based  on  underwriting   criteria  and  credit  quality.  For  additional
                  information  regarding the Static Pool Data, see  "Description of the Mortgage  Pool--Static  Pool
                  Information" in the Prospectus Supplement.

              8.  The  information   under  the  section   entitled   "Pooling  and  Servicing   Agreement—Custodial
                  Arrangements"  appearing on page S-93 of the Prospectus  Supplement is hereby deleted and replaced with the following:

         The trustee has been directed to appoint Wells Fargo Bank, N.A. to serve as custodian of the mortgage loans. The custodian is not an affiliate of the depositor, the master servicer or the sponsor. No servicer will have custodial responsibility for the mortgage notes. Residential Funding Company, LLC was required to deliver only the mortgage notes to the custodian. The mortgage notes (and any contents of a mortgage loan file delivered to the custodian) will be maintained in vaults located at the custodian's premises in Minnesota. Only the custodian has access to these vaults. A shelving and filing system segregates the files relating to the mortgage loans from other assets serviced by the sponsor.

                                                         S-8

         Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the custodial agreement.
In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in Minneapolis, Minnesota and in two regional offices located in Irvine, California, and Salt Lake
City, Utah. As of December 31, 2007, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over ten million files.

              9.  The information under the sections entitled "Pooling and Servicing  Agreement—The  Master Servicer
                  and  Subservicers—Homecomings  Financial, LLC" beginning on page S-95 of the Prospectus Supplement and "Pooling and Servicing  Agreement—Additional  Subservicers—GMAC  Mortgage,  LLC"  beginning on page S-98 of the Prospectus Supplement is hereby deleted and replaced with the following:

         Aurora Loan Services LLC.  On April 1, 2008, the primary servicing function for all of the mortgage loans was transferred to Aurora Loan Services LLC from GMAC Mortgage, LLC, successor to Homecomings Financial, LLC, the initial servicer.  Aurora was incorporated in Delaware on May 15, 1997 and was converted to a limited liability company on January 1, 2005.  Aurora is a wholly owned subsidiary of Lehman Brothers Bank, FSB.  Aurora's executive offices are located at 10350 Park Meadows Drive, Littleton, Colorado 80124.

Master Servicing

         Aurora's centralized real estate master servicing facility is located at 10350 Park Meadows Drive,
Littleton, Colorado 80124.  Aurora has been engaged in the business of master servicing residential mortgage loans since 1998.  Aurora has been master servicing subprime residential mortgage loans since 2002.

         The following tables set forth certain information regarding Aurora's total public securitization master servicing portfolio.

                                                         S-9

                                         At December 31, 2005                        At December 31, 2006
                                _______________________________________________________________________________________
                                   Number of        Principal Balance                            Principal Balance
         Type of Loan                Loans            (in millions)        Number of Loans         (in millions)
                                _______________________________________________________________________________________
Alt-A......................               246,903                $72,992              324,838                  $101,548
Subprime...................               418,984                $58,092              479,174                   $66,158
Government Insured   or
   Guaranteed(1)...........               171,602                $13,198              143,326                   $10,889
Home Equity Lines of
   Credit..................                 1,967                    $76                1,268                       $41
Total Portfolio............               839,456               $144,358              948,606                  $178,637
_______________________________________________________________________________________________________________________

                                         At December 31, 2007                          At June 30, 2008
                                _______________________________________________________________________________________
                                   Number of        Principal Balance                            Principal Balance
         Type of Loan                Loans            (in millions)        Number of Loans         (in millions)
                                _______________________________________________________________________________________
Alt-A......................               381,514               $122,531              402,434                  $132,756
Subprime...................               416,485                $60,470              374,149                   $56,636
Government Insured   or
   Guaranteed(1)...........               122,990                 $9,236              116,493                    $8,686
Home Equity Lines of
   Credit..................                 1,906                    $62                1,646                       $54
Total Portfolio............               922,895               $192,298              894,722                  $198,132
_______________________________________________________________________________________________________________________
__________________

  (1)'Government insured or guaranteed' means mortgage loans that were originated under the guidelines of the
     Federal Housing Administration, the Department of Veterans' Affairs or the Rural Housing and Community
     Development Service.

         Aurora's master servicing monitoring procedures include verifying servicer remittances of principal and interest payments on mortgage loans and performing on-site and desk reviews of servicers.  To the extent that a servicer makes a remittance of principal or interest that is different than the amount expected on a servicer remittance date, Aurora investigates the discrepancy and seeks to reconcile and clear any loan level discrepancies with such servicer.  During the time that Aurora is investigating a discrepancy, Aurora, when required pursuant to the related servicing agreement, advances the difference between the amount received from a servicer and the amount expected to be received by Aurora.

         When mortgage loans are ninety days or more delinquent, Aurora examines the activities of the servicers of the delinquent mortgage loans to determine whether such servicers are in compliance with the terms of their respective servicing agreements.  Aurora's analysis includes a review of each servicer's duties with respect to bankruptcy, foreclosure and real estate owned property matters, as applicable.  If Aurora discovers that servicers are not in compliance with the terms of their servicing agreements, Aurora works with these servicers and seeks to resolve any inappropriate practices.  Except with respect to subprime mortgage loans, as part of its master servicing procedures, Aurora monitors loan level losses reported by the servicers upon the liquidation of a defaulted mortgage loan.

Servicing

Total Portfolio

         Aurora's centralized loan servicing facility is located at 2617 College Park, Scottsbluff, Nebraska
69361.  It has an additional loan servicing facility at 10350 Park Meadows Drive, Littleton, Colorado 80124.
Aurora has also recently opened a facility in Indianapolis which currently provides customer and collection services.  Aurora has been engaged in the business of servicing residential mortgage loans since 1997.  It has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac and to service mortgage loans insured by the FHA and guaranteed by the VA.

                                                         S-10

         The following tables set forth certain information regarding Aurora's total loan servicing and subservicing portfolio.

                                              At December 31, 2005            At December 31, 2006

              Type of Loan                 Number of       Principal        Number of       Principal
                                             Loans          Balance           Loans          Balance
                                                         (in millions)                    (in millions)
__________________________________________________________________________________________________________
Conventional                                      61,309          $8,881           85,750         $15,356
Conventional Alt-A                               261,125         $62,067          306,113         $73,588
Conventional Alt-B(5)                                  -               -                -               -
Subprime                                           7,443          $1,267           10,749          $1,943
Government Insured or Guaranteed(1)                9,131            $654            7,081            $497
Home Express(2)                                   16,582          $1,714           10,896          $1,070
SBA Disaster Loans(3)                             36,737            $629           30,812            $521
Scratch & Dent(4) (5)                                  -               -                -               -
Home Equity Lines of Credit                          157              $8              172              $8
                                        __________________________________________________________________
Total Portfolio                                  392,484         $75,220          451,573         $92,983
__________________________________________________________________________________________________________

                                            At December 31, 2007(5)             At June 30, 2008

              Type of Loan                 Number of       Principal        Number of       Principal
                                             Loans          Balance           Loans          Balance
                                                         (in millions)                    (in millions)
__________________________________________________________________________________________________________
Conventional                                      61,237         $14,133           56,037         $13,693
Conventional Alt-A                               266,661         $68,815          302,182         $83,954
Conventional Alt-B(5)                            150,619         $27,791          134,973         $24,762
Subprime                                          12,724          $2,050           10,144          $1,660
Government Insured or Guaranteed(1)                  336             $22           258(6)          $19(6)
Home Express(2)                                        -              $0                -              $0
SBA Disaster Loans(3)                             26,208            $435           24,342            $401
Scratch & Dent(4)(5)                               4,646            $792           11,037          $2,265
Home Equity Lines of Credit                          129              $7              122              $6
                                        __________________________________________________________________
Total Portfolio                                  522,560        $114,045          539,095        $126,760
__________________________________________________________________________________________________________
__________________

  (1)'Government insured or guaranteed' means mortgage loans that were originated under the guidelines of the
     Federal Housing Administration, the Department of Veterans Affairs or the Rural Housing and Community
     Development Service.

  (2)'Home Express' means mortgage loans that were originated by Aurora pursuant to underwriting guidelines that had less restrictive standards for mortgage loan applicants than for applicants of conventional mortgage loans.  These guidelines included reduced  documentation requirements (including the allowance of stated
     incomes), a streamlined documentation analysis (such as relying solely on credit score of the applicant for credit eligibility) and elevated loan-to-value ratios.  These mortgage loans had primary mortgage insurance and pool insurance policy coverage, which insured the loans to a 50% loan-to-value ratio.  As of January 2007,
     Aurora began classifying residential mortgage loans within two new servicing categories, "Conventional Alt-B
     Mortgage Loans" and "Scratch & Dent Mortgage Loans".  All mortgage loans that were classified prior to January
     2007 as "Home Express" mortgage loans are from and after January 2007 classified as "Conventional Alt-B
     Mortgage Loans" or "Scratch & Dent Mortgage Loans".

(3)  'SBA Disaster Loans' means those mortgage loans that were originated through the U.S. Small Business
     Administration but do not maintain any Small Business Administration guaranty.  Certain SBA Disaster Loans are loans that are not secured by real estate and others that are not secured by any other real or personal property.

(4)  'Scratch and Dent' means mortgage loans that contain any one or more defects resulting from (i) mortgage loans that were not underwritten in accordance with the originator's implemented credit guidelines, (ii)
     deficiencies in the mortgage loan's documentation, (iii) failures by the originator to adhere to applicable laws and regulations, (iv) irregular payment history or (v) borrower defaults.

(5)  As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories,
     "Conventional Alt-B Mortgage Loans" and "Scratch & Dent Mortgage Loans".  Mortgage loans within these two categories were classified, prior to January 2007, within Aurora's then-existing mortgage loan categories.
     Therefore, the number of mortgage loans and principal balance of mortgage loans categorized within a particular category that existed prior to January 2007 may include mortgage loans that, from and after January
     2007, are now classified as "Conventional Alt-B Mortgage Loans" or "Scratch & Dent Mortgage Loans".

                                                         S-11

(6)  At June 30, 2008 Aurora was the named servicer of an additional 5,846 government insured or guaranteed mortgage loans, representing an unpaid principal balance of approximately $434 million, the servicing responsibilities with respect to which are performed by a third-party subservicer engaged by Aurora.

         The following table provides Aurora's outstanding advances and servicing advances:

                            At December 31,       At December 31,       At December 31,        At June 30,
                                  2005                 2006                 2007(1)                2008
Portfolio                   Advance Balance       Advance Balance       Advance Balance      Advance Balance
________________________________________________________________________________________________________________
Conventional                      $17,706,788            $31,095,883          $30,592,034          $64,703,571
Conventional Alt-A                $24,810,189            $73,088,541          $89,069,819         $224,115,504
Conventional Alt-B(1) (2)                   -                      -         $145,403,816         $223,699,721
Express(2)                         $2,222,664             $1,524,941                    -                    -
Government                        $28,014,484            $17,823,996           $5,621,995           $3,177,807
HELOC                                  $4,639                 $3,969                 $210                 $779
SBA                                $5,250,499             $4,992,823           $1,127,875             $992.527
Subprime                           $3,795,379             $7,544,466          $18,969,688          $40,945,227
Scratch & Dent(1) (2)                       -                      -          $11,945,372          $41,884,635
________________________________________________________________________________________________________________
Total                             $81,804,642           $136,074,618         $302,730,809         $599,519,771
________________________________________________________________________________________________________________
__________________
(1)  As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories,
     "Conventional Alt-B Mortgage Loans" and "Scratch & Dent Mortgage Loans".  Mortgage loans within these two categories were classified, prior to January 2007, within Aurora's then-existing mortgage loan categories.
     Therefore, the outstanding advances with respect to mortgage loans categorized within a particular category that existed prior to January 2007 may include mortgage loans that, from and after January 2007, are now classified as "Conventional Alt-B Mortgage Loans" or "Scratch & Dent Mortgage Loans".

(2)  As of January 2007, Aurora began classifying residential mortgage loans within two new servicing categories,
     "Conventional Alt-B Mortgage Loans" and "Scratch & Dent Mortgage Loans".  All mortgage loans that were classified prior to January 2007 as "Home Express" mortgage loans are from and after January 2007 classified as "Conventional Alt-B Mortgage Loans" or "Scratch & Dent Mortgage Loans".

         Aurora's servicing procedures include collecting and posting payments for each mortgage loan, verifying that payments are made according to the terms of the mortgage note and servicing each mortgage loan in accordance with the terms of the applicable servicing agreement, including through the establishment and use of servicing accounts and escrow accounts.  Aurora also utilizes standardized escrow analysis procedures and employs outside vendors to ensure the appropriate payment of flood and homeowner's insurance and property taxes.  Mortgagors can obtain account information on the phone, including through the use of a voice response unit system, via Aurora's website and in person at certain of Aurora's loan servicing facilities.

         Aurora's servicing procedures have been modified as its mortgage loan portfolio has changed from a portfolio consisting largely of government insured or guaranteed mortgage loans (which are mortgage loans that were originated under the guidelines of the Federal Housing Administration, the Department of Veterans Affairs or
the Rural Housing and Community Development Service) to a portfolio consisting largely of non-government mortgage loans, such as conventional, conventional Alt-A, conventional Alt-B and subprime mortgage loans.  Included among these changes are a heightened emphasis on Aurora's home retention group, which seeks to mitigate losses on mortgage loans in bankruptcy and foreclosure.  Aurora has placed a special emphasis on servicing subprime mortgage loans with respect to resolution and recovery.  Aurora similarly has emphasized its real-estate owned property management and liquidation processes.

         Aurora generally will be obligated to make Advances and servicing advances to the extent that such
Advances or servicing advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan.  As of December 31, 2005, December 31,
2006, December 31, 2007 and June 30, 2008, Aurora had outstanding Advances and servicing advances of approximately
$81,804,642, $136,074,618, $302,730,809 and $599,519,771 respectively.

                                                         S-12

         The below delinquency, foreclosure and loss experience statistics represent the recent experience of
Aurora. The loans in Aurora's servicing portfolio may differ significantly from the mortgage loans (the "Mortgage
Loans") in any securitization transaction. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the related mortgaged properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted
Mortgage Loans.

         The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

         When Aurora receives notice that a mortgagor has filed for protection under the provisions of the
Bankruptcy Code, and related rules and regulations promulgated thereunder, Aurora codes and monitors such mortgage loan for the purposes of: avoiding a violation of the automatic stay, protecting mortgage loan assets during all bankruptcy proceedings and managing all bankruptcy timelines.  Related activities include monitoring attorney performance and trustee funds, filing motions for relief of stay and ensuring that funds received are posted according to the bankruptcy plan.

         When a mortgage loan becomes a 'high risk asset' (such as a real-estate owned property, a mortgage loan seized in a drug related or other litigation matter or a mortgage loan being repurchased from a trust fund), a loan level review and analysis is performed to determine the best strategy for resolution.  This review is designed to minimize risk and maximize recovery.  Aurora manages the holding and sale of real-estate owned properties, including determining asset values and executing a market analysis of the property, developing a marketing plan with the goal of maximizing recovery, minimizing property hold time and overseeing third party vendors providing any related functions.  Each real-estate owned property is assigned a team consisting of an asset manager and assistant who creates the marketing plan, develops an initial list price and considers price reductions as necessary and negotiates for the highest and best offer on such property.

Conventional Mortgage Loans

         Except where applicable law or regulation requires otherwise, Aurora services delinquent conventional mortgage loans in accordance with a generally prescribed timeline of activities.  Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors.  This analysis includes items such as a mortgagor's payment history and risk scoring.  The timeline also may be adjusted by Aurora upon the request of a securitization transaction's master servicer or any applicable primary mortgage insurance company.

         Aurora's procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type.  If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora's standard procedures and delinquency timelines.  Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

                                                         S-13

         All delinquent mortgage loans that are not considered 'high risk assets' are monitored by Aurora's collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency.  Responsibility for actively handling mortgage loans moves to Aurora's late stage mortgage loan collection counselors upon the sixtieth day of delinquency.  Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor's payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted.  Aurora's home retention plan is designed to allow Aurora's workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

         In the first month of delinquency of a conventional mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor's risk scoring and payment history.  Aurora also mails a late charge billing statement and delinquency notice to the mortgagor.  In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora's home retention plan, including options for payment of the delinquent debt.  Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance
company of the delinquency.   Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property.  By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional.  Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company.  Prior to foreclosure, the mortgage loan is referred for review to Aurora's foreclosure committee.

         When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis.  At the same time, Aurora will continue to pursue home retention techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor.  Related activities include referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney's activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

         Throughout the foreclosure process, Aurora acts in accordance with applicable laws.  Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee.  Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer.  Aurora also makes monthly reports to such insurer when applicable.  Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines.  When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties.  The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora's receipt of the proceeds.  A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

         The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to conventional mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                                                         S-14

                                           Delinquencies and Foreclosures
                                            (Dollars in Millions)(1) (4)

                                                    Conventional

                                              At December 31, 2005                       At December 31, 2006
                                                                  Percent by                                Percent by
                                      Number of     Principal     Principal     Number of     Principal     Principal
                                        Loans        Balance      Balance(3)      Loans        Balance      Balance(3)
                                    ____________________________________________________________________________________
Total balance of mortgage loans
serviced                                   61,309     $8,880.54                      85,736    $15,353.12
Period of delinquency (2)
   30 to 59 days                            1,462       $204.53         2.30%         3,508       $628.01         4.09%
   60 to 89 days                              466        $67.84         0.76%         1,125       $208.45         1.36%
   90 days or more                            609        $81.08         0.91%         1,077       $165.04         1.07%
                                    ____________________________________________________________________________________
Total delinquent loans(2)                   2,537       $353.45         3.98%         5,710     $1,001.50         6.52%
Loans in foreclosure (excluding
 bankruptcies)                              1,044       $153.32         1.73%         2,425       $484.09         3.15%
Loans in bankruptcy                           819        $93.12         1.05%           676        $89.36         0.58%
                                    ____________________________________________________________________________________
Total                                       4,400       $599.89         6.76%         8,811     $1,574.95        10.26%
________________________________________________________________________________________________________________________

                                             At December 31, 2007(4)                       At June 30, 2008
                                                                  Percent by                                Percent by
                                      Number of     Principal     Principal     Number of     Principal     Principal
                                        Loans        Balance      Balance(3)      Loans        Balance      Balance(3)
                                    ____________________________________________________________________________________
Total balance of mortgage loans
serviced                                   61,237    $14,133.42                      56,037    $13,692.98
Period of delinquency (2)
   30 to 59 days                            2,512       $509.56         3.61%         1,946       $461.53         3.37%
   60 to 89 days                            1,032       $214.26         1.52%           888       $226.98         1.66%
   90 days or more                            845       $183.14         1.30%           773       $201.78         1.47%
                                    ____________________________________________________________________________________
Total delinquent loans(2)                   4,389       $906.96         6.42%         3,607       $890.29         6.50%
Loans in foreclosure (excluding
 bankruptcies)                              2,349       $539.11         3.81%         3,553       $939.83         6.86%
Loans in bankruptcy                           615        $88.95         0.63%           540       $103.57         0.76%
                                    ____________________________________________________________________________________
Total                                       7,353     $1,535.02        10.86%         7,700     $1,933.70        14.12%
________________________________________________________________________________________________________________________
_______________________
  (1)Total portfolio and delinquency  information is for conventional  mortgage loans only, excluding  bankruptcies.
     The  information  in this table  reflects the net results of  foreclosures  and  liquidations  that Aurora Loan
     Services LLC as primary servicer has reported and remitted to the applicable master servicer.

  (2)The MBS  method  for  conventional  loans is used in  calculation  of  delinquency  percentage.  Under  the MBS methodology,  a loan is  considered  delinquent  if any  payment  is past due one or more  days.  The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

  (3)Actual  percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

  (4)As of January 2007, Aurora began classifying  residential  mortgage loans within two new servicing  categories,
     "Conventional  Alt-B Mortgage Loans" and "Scratch & Dent Mortgage  Loans".  Certain mortgage loans within these two categories  were  classified,  prior to January 2007, as  "Conventional  Mortgage  Loans".  Therefore,  the
     delinquency  and  foreclosure  information  at or prior to  December  31, 2006 with  respect to mortgage  loans categorized as "Conventional  Mortgage Loans" may include mortgage loans that, from and after January 2007, are now classified as "Conventional Alt-B Mortgage Loans" or "Scratch & Dent Mortgage Loans".

                                                         S-15

                                              Loan Loss Experience
                                          (Dollars in Millions) (4) (5)

                                                  Conventional

                                                  For the year ended                   For the year ended
                                                 At December 31, 2005                 At December 31, 2006
                                          ________________________________________________________________________
              Type of Loan                  Number of      Principal Balance     Number of     Principal Balance
                                              Loans                                Loans
__________________________________________________________________________________________________________________
Total Portfolio(1)                                48,053            $7,494.87          72,671          $13,149.81
Net Losses(2) (3)                                    471               $16.03             488              $18.17
Net Losses as a
Percentage of Total Portfolio                                           0.21%                               0.14%

                                                  For the year ended                 For the quarter ended
                                                At December 31, 2007(5)                 At June 30, 2008
                                          ________________________________________________________________________
              Type of Loan                  Number of      Principal Balance     Number of     Principal Balance
                                              Loans                                Loans
__________________________________________________________________________________________________________________
Total Portfolio(1)                                56,155           $13,186.04          52,744          $13,098.53
Net Losses(2) (3)                                    496               $23.31             247              $17.46
Net Losses as a
Percentage of Total Portfolio                                           0.18%                               0.13%
____________________
  (1)"Total Portfolio" is the aggregate principal balance of the securitized  Conventional  mortgage loans on the last day of the period.
  (2)"Net Losses" means Gross Losses minus  Recoveries.  "Gross Losses" are actual losses  incurred on liquidated properties  for each  respective  period.  Gross Losses are  calculated  after  repayment of all  principal, foreclosure  costs,  servicing  fees,  and accrued  interest to the date of  liquidation.  "Recoveries"  are recoveries from liquidation  proceeds,  deficiency  judgments,  and mortgage insurance proceeds.  Net Losses may include gains on individual loans whereby Aurora,  as a servicer,  retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.
  (3)Net Losses includes loans on which the trust  experienced  foreclosure loss or gain. Net Losses are computed on a  loan-by-loan  basis and are reported  with respect to the period in which the loan is  liquidated.  If additional  costs are incurred or recoveries are received after the end of the period,  then the amounts are adjusted with respect to the period in which the related loan was  liquidated.  Accordingly,  the Net Losses reported in the table may change in future periods.
  (4)The information in this table reflects the net results of  foreclosures  and  liquidations  that Aurora Loan
     Services LLC as primary servicer has reported and remitted to the applicable master servicer.
  (5)As of  January  2007,  Aurora  began  classifying  residential  mortgage  loans  within  two  new  servicing categories,  "Conventional  Alt-B  Mortgage  Loans" and "Scratch & Dent Mortgage  Loans".  Certain  mortgage loans  within these two  categories  were  classified,  prior to January  2007,  as  "Conventional  Mortgage
     Loans".  Therefore,  the loan loss  information  at or prior to December  31, 2006 with  respect to mortgage loans  categorized as "Conventional  Mortgage Loans" may include mortgage loans that, from and after January
     2007, are now classified as "Conventional Alt-B Mortgage Loans" or "Scratch & Dent Mortgage Loans".

Conventional Alt-A Mortgage Loans

         Except where applicable law or regulation requires otherwise, Aurora services delinquent Alt-A mortgage loans in accordance with a generally prescribed timeline of activities.  Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors.  This analysis includes items such as a mortgagor's payment history and risk scoring.  The timeline also may be adjusted by Aurora upon the request of a securitization transaction's master servicer or any applicable primary mortgage insurance company.

         Aurora's procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type.  If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora's standard procedures and delinquency timelines.  Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

         All delinquent mortgage loans that are not considered 'high risk assets' are monitored by Aurora's collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of

                                                         S-16

delinquency.  Responsibility for actively handling mortgage loans moves to Aurora's late stage mortgage loan collection counselors upon the sixtieth day of delinquency.  Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor's payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted.  Aurora's home retention plan is designed to allow Aurora's workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

         In the first month of delinquency of an Alt-A mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor's risk scoring and payment history.  Aurora also mails a late charge billing statement and delinquency notice to the mortgagor.  In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora's home retention plan, including options for payment of the delinquent debt.  Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of
the delinquency.   Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property.  By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional.
Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company.  Prior to foreclosure, the mortgage loan is referred for review to Aurora's foreclosure committee.

         When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis.  At the same time, Aurora will continue to pursue home retention techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor.  Related activities include referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney's activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

         Throughout the foreclosure process, Aurora acts in accordance with applicable laws.  Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee.  Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer.  Aurora also makes monthly reports to such insurer when applicable.  Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines.  When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties.  The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora's receipt of the proceeds.  A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

         The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to Alt-A mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                                                         S-17

                                           Delinquencies and Foreclosures
                                            (Dollars in Millions)(1) (4)

                                                 Conventional Alt-A

                                              At December 31, 2005                       At December 31, 2006
                                                                  Percent by                                Percent by
                                      Number of     Principal     Principal     Number of     Principal     Principal
                                        Loans        Balance      Balance(3)      Loans        Balance      Balance(3)
                                    ____________________________________________________________________________________
Total balance of mortgage loans
serviced                                  261,125    $62,066.75                     306,127    $73,590.40
Period of delinquency (2)
   30 to 59 days                            2,789       $680.66         1.10%         6,367     $1,575.58         2.14%
   60 to 89 days                              604       $149.13         0.24%         1,585       $386.42         0.53%
   90 days or more                            363        $87.64         0.14%         1,025       $270.41         0.37%
                                    ____________________________________________________________________________________
Total delinquent loans(2)                   3,756       $917.43         1.48%         8,977     $2,232.41         3.03%
Loans in foreclosure (excluding
 bankruptcies)                                649       $174.28         0.28%         2,633       $701.56         0.95%
Loans in bankruptcy                           727       $148.20         0.24%           638       $134.70         0.18%
                                    ____________________________________________________________________________________
Total                                       5,132     $1,239.91         2.00%        12,248     $3,068.67         4.17%
________________________________________________________________________________________________________________________

                                             At December 31, 2007(4)                       At June 30, 2008
                                                                  Percent by                                Percent by
                                      Number of     Principal     Principal     Number of     Principal     Principal
                                        Loans        Balance      Balance(3)      Loans        Balance      Balance(3)
                                    ____________________________________________________________________________________
Total balance of mortgage loans
serviced                                  266,661    $68,814.52                     302,182    $83,953.85
Period of delinquency (2)
   30 to 59 days                            7,590     $2,037.60         2.96%        10,448     $3,129.80         3.73%
   60 to 89 days                            3,556     $1,021.03         1.48%         5,579     $1,736.74         2.07%
   90 days or more                          3,007       $804.76         1.17%         5,825     $1,660.86         1.98%
                                    ____________________________________________________________________________________
Total delinquent loans(2)                  14,153     $3,863.39         5.61%        21,852     $6,527.41         7.77%
Loans in foreclosure (excluding
 bankruptcies)                              7,436     $2,417.60         3.51%        20,768     $6,978.40         8.31%
Loans in bankruptcy                         1,007       $248.56         0.36%         2,448       $704.92         0.84%
                                    ____________________________________________________________________________________
Total                                      22,596     $6,529.55         9.48%        45,068    $14,210.72        16.93%
________________________________________________________________________________________________________________________
_______________________
  (1)Total  portfolio  and  delinquency  information  is for  conventional  Alt-A  mortgage  loans  only,  excluding bankruptcies.  The information in this table reflects the net results of  foreclosures  and  liquidations  that
     Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

  (2)The MBS  method  for  conventional  loans is used in  calculation  of  delinquency  percentage.  Under  the MBS methodology,  a loan is  considered  delinquent  if any  payment  is past due one or more  days.  The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

  (3)Actual  percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

  (4)As of January 2007, Aurora began classifying  residential  mortgage loans within two new servicing  categories,
     "Conventional  Alt-B Mortgage Loans" and "Scratch & Dent Mortgage  Loans".  Certain mortgage loans within these two categories were classified,  prior to January 2007, as "Conventional Alt-A Mortgage Loans".  Therefore, the
     delinquency  and  foreclosure  information  at or prior to  December  31, 2006 with  respect to mortgage  loans categorized as  "Conventional  Alt-A Mortgage  Loans" may include  mortgage loans that,  from and after January
     2007, are now classified as "Conventional Alt-B Mortgage Loans" or "Scratch & Dent Mortgage Loans".

                                                         S-18

                                          Loan Loss Experience
                                      (Dollars in Millions) (4) (5)

                                           Conventional Alt-A

                                               For the year ended              For the year ended
                                              At December 31, 2005            At December 31, 2006
                                        __________________________________________________________________
              Type of Loan                 Number of       Principal        Number of       Principal
                                             Loans          Balance           Loans          Balance
__________________________________________________________________________________________________________
Total Portfolio(1)                               236,824      $56,571.95          288,457      $69,608.14
Net Losses(2) (3)                                    165          $14.85              400          $17.34
Net Losses as a
Percentage of Total Portfolio                                      0.03%                            0.02%

                                               For the year ended             For the quarter ended
                                            At December 31, 2007(5)             At June 30, 2008
                                        __________________________________________________________________
              Type of Loan                 Number of       Principal        Number of       Principal
                                             Loans          Balance           Loans          Balance
__________________________________________________________________________________________________________
Total Portfolio(1)                               254,393      $66,509.18          290,324      $82,020.50
Net Losses(2) (3)                                    474          $23.22              476          $37.03
Net Losses as a
Percentage of Total Portfolio                                      0.03%                            0.05%
____________________
  (1)"Total Portfolio" is the aggregate principal balance of the securitized  Conventional Alt-A mortgage loans on the last day of the period.
  (2)"Net Losses"  means Gross Losses minus  Recoveries.  "Gross  Losses" are actual  losses  incurred on liquidated  properties for each respective  period.  Gross Losses are calculated  after repayment of
     all  principal,   foreclosure   costs,   servicing  fees,  and  accrued  interest  to  the  date  of liquidation.  "Recoveries"  are recoveries from  liquidation  proceeds,  deficiency  judgments,  and mortgage insurance  proceeds.  Net Losses may include gains on individual loans whereby Aurora, as a servicer,  retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.
  (3)Net Losses includes loans on which the trust  experienced  foreclosure  loss or gain. Net Losses are computed on a  loan-by-loan  basis and are reported  with respect to the period in which the loan is liquidated.  If  additional  costs are  incurred or  recoveries  are  received  after the end of the period,  then the  amounts are  adjusted  with  respect to the period in which the related  loan was liquidated.  Accordingly, the Net Losses reported in the table may change in future periods.
  (4)The information in this table reflects the net results of foreclosures and liquidations  that Aurora
     Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.
  (5)    As of  January  2007,  Aurora  began  classifying  residential  mortgage  loans  within  two new servicing  categories,  "Conventional  Alt-B  Mortgage  Loans" and "Scratch & Dent Mortgage  Loans".
     Certain  mortgage  loans within these two  categories  were  classified,  prior to January  2007, as
     "Conventional  Alt-A Mortgage Loans".  Therefore,  the loan loss information at or prior to December
     31, 2006 with respect to mortgage loans  categorized  as  "Conventional  Alt-A  Mortgage  Loans" may include mortgage loans that, from and after January 2007, are now classified as "Conventional  Alt-B
     Mortgage Loans" or "Scratch & Dent Mortgage Loans".

Conventional Alt-B Mortgage Loans

         Except where applicable law or regulation requires otherwise, Aurora services delinquent Alt-B mortgage loans in accordance with a generally prescribed timeline of activities.  Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors.  This analysis includes items such as a mortgagor's payment history and risk scoring.  The timeline also may be adjusted by Aurora upon the request of a securitization transaction's master servicer or any applicable primary mortgage insurance company.

         Aurora's procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type.  If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora's standard procedures and delinquency timelines.  Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

                                                         S-19

         All delinquent mortgage loans that are not considered 'high risk assets' are monitored by Aurora's collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency.  Responsibility for actively handling mortgage loans moves to Aurora's late stage mortgage loan collection counselors upon the sixtieth day of delinquency.  Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor's payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted.  Aurora's home retention plan is designed to allow Aurora's workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

         In the first month of delinquency of an Alt-B mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor's risk scoring and payment history.  Aurora also mails a late charge billing statement and delinquency notice to the mortgagor.  In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora's home retention plan, including options for payment of the delinquent debt.  Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of
the delinquency.   Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property.  By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional.
Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company.  Prior to foreclosure, the mortgage loan is referred for review to Aurora's foreclosure committee.

         When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis.  At the same time, Aurora will continue to pursue home retention techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor.  Related activities include referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney's activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

         Throughout the foreclosure process, Aurora acts in accordance with applicable laws.  Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee.  Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer.  Aurora also makes monthly reports to such insurer when applicable.  Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines.  When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties.  The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora's receipt of the proceeds.  A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

         The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to Alt-B mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                                                         S-20

                                           Delinquencies and Foreclosures
                                              (Dollars in Millions)(1)

                                                 Conventional Alt-B

                                             At December 31, 2007                        At June 30, 2008
                                                                  Percent by                                Percent by
                                      Number of     Principal     Principal     Number of     Principal     Principal
                                        Loans        Balance      Balance(3)      Loans        Balance      Balance(3)
                                    ____________________________________________________________________________________
Total balance of mortgage loans
serviced                                  150,619    $27,791.19                     134,973    $24,761.63
Period of delinquency (2)
   30 to 59 days                            8,848     $1,754.86         6.31%         7,906     $1,515.21         6.12%
   60 to 89 days                            4,814     $1,013.61         3.65%         4,395       $891.36         3.60%
   90 days or more                          7,262     $1,190.53         4.28%         6,999     $1,034.89         4.18%
                                    ____________________________________________________________________________________
Total delinquent loans(2)                  20,924     $3,959.00        14.25%        19,300     $3,441.46        13.90%
Loans in foreclosure (excluding
 bankruptcies)                             11,686     $3,195.25        11.50%        18,268     $4,713.62        19.04%
Loans in bankruptcy                         1,400       $259.03         0.93%         2,102       $387.11         1.56%
                                    ____________________________________________________________________________________
Total                                      34,010     $7,413.28        26.67%        39,670     $8,542.19        34.50%
________________________________________________________________________________________________________________________

_______________________
  (1)Total  portfolio  and  delinquency  information  is for  conventional  Alt-B  mortgage  loans  only,  excluding bankruptcies.  The information in this table reflects the net results of  foreclosures  and  liquidations  that
     Aurora Loan Services LLC as primary servicer has reported and remitted to the applicable  master  servicer.  As of January 2007, Aurora began classifying  certain  residential  mortgage loans as "Conventional Alt-B Mortgage
     Loans".  Mortgage  loans  within  this  category  were  classified,  prior to  January  2007,  within  Aurora's then-existing mortgage loan categories.

  (2)The MBS  method  for  conventional  loans is used in  calculation  of  delinquency  percentage.  Under  the MBS methodology,  a loan is  considered  delinquent  if any  payment  is past due one or more  days.  The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months).

  (3)Actual  percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

                                                 Loan Loss Experience
                                                (Dollars in Millions) (4)

                                                  Conventional Alt-B

                                                  For the year ended              For the quarter ended
                                                  At December 31, 2007               At June 30, 2008
                                            ___________________________________________________________________
                  Type of Loan                 Number of        Principal       Number of        Principal
                                                 Loans           Balance          Loans           Balance
     __________________________________________________________________________________________________________
     Total Portfolio(1)                              132,934       $25,884.07         120,579       $23,556.21
     Net Losses(2) (3)                                 1,061           $54.83             972           $74.06
     Net Losses as a
     Percentage of Total Portfolio                                      0.21%                            0.31%
  _________________________
  (1)"Total Portfolio" is the aggregate  principal balance of the securitized  Conventional Alt-B mortgage loans on the last day of the period.

  (2)"Net Losses" means Gross Losses minus  Recoveries.  "Gross  Losses" are actual  losses  incurred on liquidated properties  for each  respective  period.  Gross  Losses are  calculated  after  repayment  of all  principal, foreclosure  costs,  servicing  fees,  and  accrued  interest  to the date of  liquidation.  "Recoveries"  are recoveries from liquidation proceeds,  deficiency judgments,  and mortgage insurance proceeds.  Net Losses may include  gains on  individual  loans  whereby  Aurora,  as a servicer,  retained the excess  proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

  (3)Net Losses  includes loans on which the trust  experienced  foreclosure  loss or gain. Net Losses are computed on a  loan-by-loan  basis and are  reported  with  respect to the period in which the loan is  liquidated.  If additional  costs are incurred or recoveries  are received  after the end of the period,  then the amounts are adjusted  with respect to the period in which the related  loan was  liquidated.  Accordingly,  the Net Losses reported in the table may change in future periods.

  (4)The  information  in this table reflects the net results of  foreclosures  and  liquidations  that Aurora Loan
     Services LLC as primary servicer has reported and remitted to the applicable  master  servicer.  As of January
     2007,  Aurora began classifying  certain  residential  mortgage loans as "Conventional  Alt-B Mortgage Loans".
     Mortgage loans within this category were  classified,  prior to January 2007,  within  Aurora's  then-existing mortgage loan categories.

                                                         S-21

Subprime Mortgage Loans

         Except where applicable law or regulation requires otherwise, Aurora services delinquent subprime mortgage loans in accordance with a generally prescribed timeline of activities.  Aurora alters the timeline for individual mortgage loans, as needed, based upon factors such as the likelihood of foreclosure on the mortgage loans and bankruptcy of the mortgagors.  This analysis includes items such as a mortgagor's payment history and risk scoring.  The timeline also may be adjusted by Aurora upon the request of a securitization transaction's master servicer or any applicable primary mortgage insurance company.

         Aurora's procedures for servicing mortgage loans in default, bankruptcy or foreclosure may vary by mortgage loan asset type.  If a mortgage loan in default has primary mortgage insurance, the primary mortgage insurance company is kept apprised of the mortgage loan delinquency in accord with Aurora's standard procedures and delinquency timelines.  Aurora seeks to minimize both losses and time to liquidation in order to ensure prompt receipt of mortgage insurance proceeds.

         All delinquent mortgage loans that are not considered 'high risk assets' are monitored by Aurora's collections group. Early stage loan collection counselors monitor mortgage loans until the fifty-ninth day of delinquency.  Responsibility for actively handling mortgage loans moves to Aurora's late stage mortgage loan collection counselors upon the sixtieth day of delinquency.  Late stage mortgage loan collection counselors remain the primary contact on these mortgage loans until the related mortgagor's payments are made current, a repayment plan is established, the mortgagor qualifies for a home retention plan or all other opportunities for resolution have been exhausted.  Aurora's home retention plan is designed to allow Aurora's workout specialists to provide home retention alternatives to mortgagors in order to prevent or mitigate losses and reduce delinquency and foreclosure.

         In the first month of delinquency of a subprime mortgage loan, Aurora seeks to place prompt collection calls to the mortgagor, continuing such calls throughout the collection process based upon the mortgagor's risk scoring and payment history.  Aurora also mails a late charge billing statement and delinquency notice to the mortgagor.  In the second month of delinquency, Aurora mails a breach letter to the mortgagor and provides the mortgagor with information about Aurora's home retention plan, including options for payment of the delinquent debt.  Furthermore, Aurora notifies the master servicer and any applicable primary mortgage insurance company of
the delinquency.   Aurora seeks a property inspection and performs an analysis of the market value of the mortgaged property.  By the end of the third month of delinquency, Aurora seeks a broker price opinion, which is an analysis of the market value of the mortgaged property by a real estate broker or other similar professional.
Aurora requests permission to foreclose, if required, from the master servicer or any applicable primary mortgage insurance company.  Prior to foreclosure, the mortgage loan is referred for review to Aurora's foreclosure committee or, in securitization transactions that have third party special servicers,  the mortgage loan is referred, instead, to such third party for future servicing.

         When a mortgage loan enters foreclosure, Aurora focuses on ensuring that actions relating to the foreclosure of the loan are taken on a timely basis.  At the same time, Aurora will continue to pursue home retention techniques and alternatives to foreclosure that seek to both limit losses and result in retention of the home by the mortgagor.  Related activities include referring the foreclosure to an attorney in its foreclosure network, monitoring the foreclosure attorney's activities and monitoring the timeliness of judgment entry, foreclosure and other related activities in order to maintain compliance with applicable laws, regulations and mortgage insurer guidelines.

         Throughout the foreclosure process, Aurora acts in accordance with applicable laws.  Aurora seeks to commence foreclosure proceedings within thirty days of referral to its foreclosure committee.  Aurora manages the bidding process for the mortgaged property pursuant to the directions of the master servicer of

                                                         S-22

the securitization transaction or, if a mortgage loan has a primary mortgage insurance policy, pursuant to the instructions of the mortgage insurer. Aurora also makes monthly reports to such insurer when applicable. Aurora generally schedules the foreclosure sale in accordance with the Fannie Mae individual state timelines. When appropriate, a property inspection occurs within two weeks of the foreclosure sale, and the mortgage loan file is referred to a vendor that specializes in the marketing and sale of real estate owned properties. The securitization trust is billed for past due principal and interest payments that Aurora has advanced and for expenses not covered by the proceeds of the foreclosure sale within thirty days of Aurora's receipt of the proceeds. A loss/gain analysis is prepared within sixty days of receipt of final proceeds.

         The following tables set forth certain information regarding the delinquency, foreclosure experience and loss experience of Aurora with respect to subprime mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                                           Delinquencies and Foreclosures
                                            (Dollars in Millions)(1) (4)

                                                      Subprime

                                              At December 31, 2005                       At December 31, 2006
                                                                  Percent by                                Percent by
                                      Number of     Principal     Principal     Number of     Principal     Principal
                                        Loans        Balance      Balance(3)      Loans        Balance      Balance(3)
                                    ____________________________________________________________________________________
Total balance of mortgage loans
serviced                                    7,443     $1,267.31                      10,749     $1,943.06
Period of delinquency (3)
   30 to 59 days                              190        $29.20         2.30%           367        $73.62         3.79%
   60 to 89 days                               70        $10.88         0.86%           162        $36.65         1.89%
   90 days or more                             87        $11.74         0.93%            75         $9.68         0.50%
                                    ____________________________________________________________________________________
Total delinquent loans(3)                     347        $51.81         4.09%           604       $119.95         6.17%
Loans in foreclosure (excluding
 bankruptcies)                                200        $28.88         2.28%           388        $79.30         4.08%
Loans in bankruptcy                           186        $16.48         1.30%           146        $16.13         0.83%
                                    ____________________________________________________________________________________
Total                                         733        $97.17         7.67%         1,138       $215.38        11.08%
________________________________________________________________________________________________________________________

                                             At December 31, 2007(4)                       At June 30, 2008
                                                                  Percent by                                Percent by
                                     Number of      Principal     Principal     Number of     Principal     Principal
                                        Loans        Balance      Balance(3)      Loans        Balance      Balance(3)
                                    ____________________________________________________________________________________
Total balance of mortgage loans
serviced                                   12,724     $2,049.75                      10,144     $1,659.90
Period of delinquency (2)
   30 to 59 days                              624       $109.36         5.34%           424        $75.95         4.58%
   60 to 89 days                              351        $70.58         3.44%           269        $51.28         3.09%
   90 days or more                            556        $64.02         3.12%           564        $63.11         3.80%
                                    ____________________________________________________________________________________
Total delinquent loans(2)                   1,531       $243.96        11.90%         1,257       $190.33        11.47%
Loans in foreclosure (excluding
 bankruptcies)                              1,379       $343.75        16.77%         1,775       $432.91        26.08%
Loans in bankruptcy                           279        $42.85         2.09%           250        $36.65         2.21%
                                    ____________________________________________________________________________________
Total                                       3,189       $630.56        30.76%         3,282       $659.89        39.75%
________________________________________________________________________________________________________________________
_______________________
  (1)Total portfolio and delinquency  information is for subprime mortgage loans only, excluding  bankruptcies.  The information in this table reflects the net results of foreclosures and  liquidations  that Aurora Loan Services
     LLC as primary servicer has reported and remitted to the applicable master servicer.

  (2)The  ABS  method  for  subprime  loans  is  used  in  calculation  of  delinquency  percentage.  Under  the ABS methodology,  a loan is  considered  delinquent  if any  payment  is past due 30 days or more.  The  period  of delinquency  is based  upon the  number of days that  payments  are  contractually  past due  (assuming  30-day months).  Consequently,  under  the ABS  methodology,  a loan  due on the  first  day of a month is not 30 days delinquent until the first day of the next month.

  (3)Actual  percentages are utilized in generating this table may not correspond exactly with total percentages but due to rounding.

                                                         S-23

  (4)As of January 2007, Aurora began classifying  residential  mortgage loans within two new servicing  categories,
     "Conventional  Alt-B Mortgage Loans" and "Scratch & Dent Mortgage  Loans".  Certain mortgage loans within these two  categories  were  classified,  prior to  January  2007,  as  "Subprime  Mortgage  Loans".  Therefore,  the
     delinquency  and  foreclosure  information  at or prior to  December  31, 2006 with  respect to mortgage  loans categorized as "Subprime  Mortgage Loans" may include mortgage loans that, from and after January 2007, are now classified as "Conventional Alt-B Mortgage Loans" or "Scratch & Dent Mortgage Loans".

                                          Loan Loss Experience
                                      (Dollars in Millions)(4) (5)

                                                Subprime

                                                For the year ended              For the year ended
                                               At December 31, 2005            At December 31, 2006
                                          ________________________________________________________________
              Type of Loan                  Number of       Principal        Number of       Principal
                                              Loans          Balance           Loans          Balance
__________________________________________________________________________________________________________
Total Portfolio(1)                                 6,869       $1,196.26            8,879       $1,589.47
Net Losses(2) (3)                                     77           $2.20               94           $3.09
Net Losses as a
Percentage of Total Portfolio                                      0.18%                            0.19%

                                                For the year ended             For the quarter ended
                                             At December 31, 2007(5)             At June 30, 2008
                                          ________________________________________________________________
              Type of Loan                  Number of       Principal        Number of       Principal
                                              Loans          Balance           Loans          Balance
__________________________________________________________________________________________________________
Total Portfolio(1)                                11,056       $1,848.58            8,943       $1,553.43
Net Losses(2) (3)                                    245          $12.54              191          $16.52
Net Losses as a
Percentage of Total Portfolio                                      0.68%                            1.06%
____________________
(1)  "Total Portfolio" is the aggregate  principal balance of the securitized  Subprime mortgage loans on the last day of the period.

(2)  "Net Losses"  means Gross Losses minus  Recoveries.  "Gross  Losses" are actual  losses  incurred on liquidated  properties for each respective  period.  Gross Losses are calculated  after repayment of
     all  principal,   foreclosure   costs,   servicing  fees,  and  accrued  interest  to  the  date  of liquidation.  "Recoveries"  are recoveries from  liquidation  proceeds,  deficiency  judgments,  and mortgage insurance  proceeds.  Net Losses may include gains on individual loans whereby Aurora, as a servicer,  retained the excess proceeds from the liquidation of collateral and directed these excess proceeds to the securitization trust.

(3)  Net Losses includes loans on which the trust  experienced  foreclosure  loss or gain. Net Losses are computed on a  loan-by-loan  basis and are reported  with respect to the period in which the loan is liquidated.  If  additional  costs are  incurred or  recoveries  are  received  after the end of the period,  then the  amounts are  adjusted  with  respect to the period in which the related  loan was liquidated.  Accordingly, the Net Losses reported in the table may change in future periods.

(4)  The information in this table reflects the net results of foreclosures and liquidations  that Aurora
     Loan Services LLC as primary servicer has reported and remitted to the applicable master servicer.

(5)  As of January 2007,  Aurora began  classifying  residential  mortgage loans within two new servicing categories,  "Conventional  Alt-B  Mortgage  Loans" and  "Scratch & Dent  Mortgage  Loans".  Certain
     mortgage  loans within these two  categories  were  classified,  prior to January 2007, as "Subprime
     Mortgage  Loans".  Therefore,  the loan  loss  information  at or prior to  December  31,  2006 with respect to mortgage loans categorized as "Subprime  Mortgage Loans" may include mortgage loans that, from and after January 2007, are now classified as  "Conventional  Alt-B Mortgage Loans" or "Scratch
     & Dent Mortgage Loans".

              10. The information  under the section  entitled  "Legal  Proceedings" on page S-103 of the Prospectus
                  Supplement is hereby deleted and replaced with the following:

         There are no material pending legal or other proceedings involving the mortgage loans or Residential
Funding Company, LLC, as sponsor, Residential Accredit Loans, Inc. as depositor, RALI Series 2007-QH6 Trust as the issuing entity, or other parties described in Item 1117 of Regulation AB that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

         Residential Funding Company, LLC is currently a party to various legal proceedings arising from time to time in the ordinary course of its business, some of which purport to be class actions.  Based on information currently available, it is the opinion of Residential Funding Company, LLC that the eventual

                                                         S-24

outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on its ability to perform its obligations in relation to the mortgage loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding Company, LLC. Any such unfavorable outcome could adversely affect the ability of Residential Funding Company, LLC to perform its duties with respect to the mortgage loans.

         Among the legal proceedings to which Residential Funding Company, LLC is a party is a class action lawsuit that was filed against a lender (Mortgage Capital Resources Corporation), Residential Funding Company,
LLC and other parties in state court in Kansas City, Missouri. Plaintiffs asserted violations of the Missouri
Second Mortgage Loan Act ("SMLA"), Mo.R.S. Section 408.233, based on the lender's charging or contracting for payment of allegedly unlawful closing costs and fees. The relief sought included a refund of all allegedly illegal fees, the refund of interest paid, and the discounted present value of interest to be paid in the future on active mortgage loans. The plaintiffs also sought prejudgment interest and punitive damages.

         Residential Funding Company, LLC is an assignee of some of the mortgage loans in question. The plaintiffs contended that Residential Funding Company, LLC is strictly liable for the lender's alleged SMLA violations pursuant to the assignee provisions of the Home Ownership and Equity Protection Act of 1994 ("HOEPA"), 15 U.S.C.
Section 1641(d)(1). Residential Funding Company, LLC terminated its relationship with the lender in early May 2000.

         In connection with that proceeding, on January 4, 2008, a verdict was returned that Residential Funding
Company, LLC pay $4.33 million in actual damages and $92 million in punitive damages.  RFC intends to appeal and vigorously contest the punitive damage award. However, even if the punitive damage award is not reduced upon appeal, Residential Funding Company, LLC's management believes that any liability with respect to this proceeding would not have a material adverse effect on investors in the offered certificates.

              11. The monthly statement to certificateholders  that relates to the August 25, 2008 distribution date is attached to this supplement as Annex I. Investors  should note the following  information  that is contained in that monthly statement:

         •    As of August 25, 2008,  approximately 5.3% of the mortgage loans by principal balance are currently 30 to 59 days delinquent in payment of principal and interest.

         •    As of August 25, 2008,  approximately 2.1% of the mortgage loans by principal balance are currently 60 to 89 days delinquent in payment of principal and interest.

         •    As of August 25, 2008,  approximately  10.7% of the mortgage loans by principal  balance are currently
              90 days or more delinquent in payment of principal and interest.

         •    As of August 25,  2008,  the  cumulative  amount of realized  losses on the  mortgage  loans since the cut-off date was equal to approximately 0.1% of the aggregate  principal balance of the mortgage loans as of the cut-off date.

         For a description of the methodology used to categorize mortgage loans as delinquent, see "Description of the Mortgage Pool--Static Pool Information" in the Prospectus Supplement.

                             _________________________________________________________

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and the prospectus.

         Dealers will be required to deliver a supplement, a prospectus supplement and a prospectus

                                                         S-25

when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this supplement, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, a prospectus supplement and a prospectus.

                                                Goldman, Sachs & Co.
                                                    Underwriter

                                                         S-26

                                                                                                             ANNEX I

                                   AUGUST 2008 MONTHLY STATEMENT TO CERTIFICATEHOLDERS

                                                               Residential Funding Company, LLC
                                                        Mortgage Asset-Backed Pass-Through Certificates
                                                                        Series 2007 QH6

___________________________________________________________________________     ___________________________________________________________________________

                                Table of Contents                                                                  Transaction Dates
___________________________________________________________________________     ___________________________________________________________________________
                               Sections                              Pages                     Distribution Date:                            08/25/2008
Distribution Summary                                                   2
Distribution Summary (Factors)                                         3                       Swap Payment Date:                             8/22/2008
Interest Distribution Detail                                           4
Interest Shortfall Detail                                              5                       Determination Date:                            8/21/2008
Interest Accrual Detail                                                6
Principal Distribution Detail                                          7                       Prior Distribution Date:                       7/25/2008
Bond Information                                                       8
Reconciliation Detail                                                  8                       Next Distribution Date:                        9/25/2008
Delinquency Information                                               10
Standard Prepayment and Default                                       12                       Cutoff Date:                                  06/01/2007
Credit Enhancement                                                    13
Prepayment Loans Detail                                               15                       Closing Date:                                 06/28/2007
Distressed Loans Details                                              15
Other Information                                                     23                       First Distribution Date:                      07/25/2007

                                                                                               Rated Final Distribution Date:                07/25/2037

___________________________________________________________________________     ___________________________________________________________________________

                                Contact Information                                                                Transaction Parties
___________________________________________________________________________     ___________________________________________________________________________

Trustee:                                                     Rose Mendez                       Depositor:              Residential Accredit Loans, Inc.
                                                      rosa.mendez@db.com
                                                     Tel: (714) 247-6309                       Underwriter:            Goldman Sachs & Co
                                                     Fax: (714) 855-1556
                                                                                               Master Servicer:        Aurora Loan Services, LLC

Bond Administrator:                                         Chuck Dooley                       Trustee:                Deutsche Bank Trust Company Americas
                                                  cdooley@alservices.com
                                                       Tel: 720-945-4165                       Swap Counterparty:      Credit Suisse International
                                                       Fax: 720-945-5420

                                                                       Page 1 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

DISTRIBUTION IN DOLLARS $                                               Distribution Summary
________________________________________________________________________________________________________________________________________________________________________________
                              Beginning                                                                               Principal        Ending.
              Original       Certificate                      Interest       Principal       Total       Deferred    Loss or Adj     Certificate     Cumulative
                Face           Balance        Interest      Distributed    Distributed    Distributed    Interest    / (Recovery)      Balance         Realized       Interest
  Class        Value             (1)            Rate            (2)            (3)        (4)=(2)+(3)       (5)          (6)        (7)=(1-3+5-6)        Loss        Shortfall
________________________________________________________________________________________________________________________________________________________________________________
   A-1     336,244,000.00   325,294,935.43    2.651250%       742,655.11   1,400,158.39    2,142,813.50        0.00         0.00     323,894,777.04         0.00           0.00
   A-2     140,102,000.00   135,539,878.90    2.691250%       314,108.96     583,400.72      897,509.68        0.00         0.00     134,956,478.18         0.00           0.00
   A-3      84,062,000.00    81,324,701.30    2.751250%       192,668.95     350,043.76      542,712.71        0.00         0.00      80,974,657.54         0.00           0.00
   M-1      10,500,000.00    10,500,000.00    2.861250%        25,870.47           0.00       25,870.47        0.00         0.00      10,500,000.00         0.00           0.00
   M-2       7,200,000.00     7,200,000.00    2.911250%        18,049.75           0.00       18,049.75        0.00         0.00       7,200,000.00         0.00           0.00
   M-3       3,000,000.00     3,000,000.00    3.211250%         8,295.73           0.00        8,295.73        0.00         0.00       3,000,000.00         0.00           0.00
   M-4       3,000,000.00     3,000,000.00    3.611250%         9,329.06           0.00        9,329.06        0.00         0.00       3,000,000.00         0.00           0.00
   M-5       4,200,000.00     4,200,000.00    4.011250%        14,507.35           0.00       14,507.35        0.00         0.00       4,200,000.00         0.00           0.00
   M-6       3,000,000.00     3,000,000.00    4.461250%        11,524.90           0.00       11,524.90        0.00         0.00       3,000,000.00         0.00           0.00
   M-7       2,100,000.00     2,100,000.00    4.461250%         8,067.43           0.00        8,067.43        0.00         0.00       2,100,000.00         0.00           0.00
   M-8       1,800,000.00     1,800,000.00    4.461250%         6,914.94           0.00        6,914.94        0.00         0.00       1,800,000.00         0.00           0.00
    B        1,800,000.00     1,800,000.00    4.461250%         6,914.94           0.00        6,914.94        0.00         0.00       1,800,000.00         0.00           0.00
   SB        3,000,792.26     3,000,043.96    4.174533%     1,043,648.66           0.00    1,043,648.66        0.00         0.00       3,000,043.96         0.00           0.00
   R-I               0.00             0.00       N/A                0.00           0.00            0.00        0.00         0.00               0.00         0.00           0.00
  R-II               0.00             0.00       N/A                0.00           0.00            0.00        0.00         0.00               0.00         0.00           0.00
  R-III              0.00             0.00       N/A                0.00           0.00            0.00        0.00         0.00               0.00         0.00           0.00
   R-X               0.00             0.00       N/A                0.00           0.00            0.00        0.00         0.00               0.00         0.00           0.00
________________________________________________________________________________________________________________________________________________________________________________
 Totals:   600,008,792.26   581,759,559.59                  2,402,556.25   2,333,602.87    4,736,159.12        0.00         0.00     579,425,956.72         0.00           0.00
________________________________________________________________________________________________________________________________________________________________________________

                                                                       Page 2 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

PER $1,000 OF ORIGINAL BALANCE                                   Distribution Summary (Factors)
________________________________________________________________________________________________________________________________________________________________________________
                                              Beginning                                                                Principal        Ending.
                                             Certificate     Interest      Principal        Total        Deferred       Loss or       Certificate     Cumulative
               CUSIP/          Record          Balance     Distributed    Distributed    Distributed     Interest     Adjustment        Balance        Realized      Interest
  Class         ISIN            Date             (1)           (2)            (3)        (4)=(2)+(3)        (5)           (6)        (7)=(1-3+5-6)       Loss        Shortfall
________________________________________________________________________________________________________________________________________________________________________________
   A-1       74922AAA5        8/22/2008      967.437145      2.208679      4.164114        6.372793      0.000000      0.000000       963.273031       0.000000      0.000000
   A-2       74922AAB3        8/22/2008      967.437145      2.242002      4.164114        6.406116      0.000000      0.000000       963.273031       0.000000      0.000000
   A-3       74922AAC1        8/22/2008      967.437145      2.291986      4.164114        6.456100      0.000000      0.000000       963.273031       0.000000      0.000000
   M-1       74922AAD9        8/22/2008     1,000.000000     2.463854      0.000000        2.463854      0.000000      0.000000      1,000.000000      0.000000      0.000000
   M-2       74922AAE7        8/22/2008     1,000.000000     2.506910      0.000000        2.506910      0.000000      0.000000      1,000.000000      0.000000      0.000000
   M-3       74922AAF4        8/22/2008     1,000.000000     2.765243      0.000000        2.765243      0.000000      0.000000      1,000.000000      0.000000      0.000000
   M-4       74922AAG2        8/22/2008     1,000.000000     3.109687      0.000000        3.109687      0.000000      0.000000      1,000.000000      0.000000      0.000000
   M-5       74922AAH0        8/22/2008     1,000.000000     3.454131      0.000000        3.454131      0.000000      0.000000      1,000.000000      0.000000      0.000000
   M-6       74922AAJ6        8/22/2008     1,000.000000     3.841633      0.000000        3.841633      0.000000      0.000000      1,000.000000      0.000000      0.000000
   M-7       74922AAK3        8/22/2008     1,000.000000     3.841633      0.000000        3.841633      0.000000      0.000000      1,000.000000      0.000000      0.000000
   M-8       74922AAL1        8/22/2008     1,000.000000     3.841633      0.000000        3.841633      0.000000      0.000000      1,000.000000      0.000000      0.000000
    B        74922AAR8        8/22/2008     1,000.000000     3.841633      0.000000        3.841633      0.000000      0.000000      1,000.000000      0.000000      0.000000
   SB        74922AAS6        7/31/2008      999.750633     347.791040     0.000000      347.791040      0.000000      0.000000       999.750633       0.000000      0.000000
________________________________________________________________________________________________________________________________________________________________________________

                                                                       Page 3 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

DISTRIBUTION IN DOLLARS $                                           Interest Distribution Detail
________________________________________________________________________________________________________________________________________________________________________________
                                                                                                          Prior                                      Prior Basis
              Accrued        Non-Recov.                                     Accrued       New Carry       Carry                       New Basis         Risk          Total
              Interest        Interest        Interest       Deferred      Interest        Forward       Forward      New Basis         Risk          Shortfall      Interest
                Due          Shortfall      Adjustments      Interest        Paid          Interest      Interest       Risk       Shortfall Paid       Paid           Paid
  Class         (1)             (2)             (3)            (4)       (5)=(1-2+3+4)  (6)=(1-2+3-4-5)    (7)        Shortfall          (8)              (9)       (10)=(5+7+8+9)
________________________________________________________________________________________________________________________________________________________________________________
   A-1         742,655.11            0.00            0.00          0.00     742,655.11            0.00        0.00           0.00             0.00           0.00    742,655.11
   A-2         314,108.96            0.00            0.00          0.00     314,108.96            0.00        0.00           0.00             0.00           0.00    314,108.96
   A-3         192,668.95            0.00            0.00          0.00     192,668.95            0.00        0.00           0.00             0.00           0.00    192,668.95
   M-1          25,870.47            0.00            0.00          0.00      25,870.47            0.00        0.00           0.00             0.00           0.00     25,870.47
   M-2          18,049.75            0.00            0.00          0.00      18,049.75            0.00        0.00           0.00             0.00           0.00     18,049.75
   M-3           8,295.73            0.00            0.00          0.00       8,295.73            0.00        0.00           0.00             0.00           0.00      8,295.73
   M-4           9,329.06            0.00            0.00          0.00       9,329.06            0.00        0.00           0.00             0.00           0.00      9,329.06
   M-5          14,507.35            0.00            0.00          0.00      14,507.35            0.00        0.00           0.00             0.00           0.00     14,507.35
   M-6          11,524.90            0.00            0.00          0.00      11,524.90            0.00        0.00           0.00             0.00           0.00     11,524.90
   M-7           8,067.43            0.00            0.00          0.00       8,067.43            0.00        0.00           0.00             0.00           0.00      8,067.43
   M-8           6,914.94            0.00            0.00          0.00       6,914.94            0.00        0.00           0.00             0.00           0.00      6,914.94
    B            6,914.94            0.00            0.00          0.00       6,914.94            0.00        0.00           0.00             0.00           0.00      6,914.94
   SB        1,043,648.66            0.00            0.00          0.00   1,043,648.66            0.00        0.00           0.00             0.00           0.00  1,043,648.66
   R-I               0.00            0.00            0.00          0.00           0.00            0.00        0.00           0.00             0.00           0.00          0.00
  R-II               0.00            0.00            0.00          0.00           0.00            0.00        0.00           0.00             0.00           0.00          0.00
  R-III              0.00            0.00            0.00          0.00           0.00            0.00        0.00           0.00             0.00           0.00          0.00
   R-X               0.00            0.00            0.00          0.00           0.00            0.00        0.00           0.00             0.00           0.00          0.00
________________________________________________________________________________________________________________________________________________________________________________
  Total      2,402,556.25            0.00            0.00          0.00   2,402,556.25            0.00        0.00           0.00             0.00           0.00  2,402,556.25
________________________________________________________________________________________________________________________________________________________________________________

                                                                       Page 4 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

DISTRIBUTION IN DOLLARS $                                       Interest Shortfall Detail
_______________________________________________________________________________________________________________________________________________________________________________________
                                                   Interest on
                                        Prior         Prior                      Carry                                       Interest on                                  Basis
                                        Carry         Carry      New Carry      Forward          Carry         Prior Basis   Prior Basis    New Basis       Basis          Risk
                                       Forward       Forward      Forward       Interest        Forward           Risk          Risk          Risk           Risk       Shortfall
                Non-Recoveries        Interest      Interest      Interest        Paid        Outstanding       Shortfall     Shortfall     Shortfall        Paid      Outstanding
  Class       Interest Shortfalls         (1)           (2)          (3)           (4)        (5)=(1+2+3-4)        (6)           (7)           (8)           (9)       (11)=(6+7+8-9)
_______________________________________________________________________________________________________________________________________________________________________________________
              PPIS        SSRA
_______________________________________________________________________________________________________________________________________________________________________________________
   A-1        0.00        0.00          0.00          0.00          0.00          0.00            0.00            0.00          0.00          0.00           0.00          0.00
   A-2        0.00        0.00          0.00          0.00          0.00          0.00            0.00            0.00          0.00          0.00           0.00          0.00
   A-3        0.00        0.00          0.00          0.00          0.00          0.00            0.00            0.00          0.00          0.00           0.00          0.00
   M-1        0.00        0.00          0.00          0.00          0.00          0.00            0.00            0.00          0.00          0.00           0.00          0.00
   M-2        0.00        0.00          0.00          0.00          0.00          0.00            0.00            0.00          0.00          0.00           0.00          0.00
   M-3        0.00        0.00          0.00          0.00          0.00          0.00            0.00            0.00          0.00          0.00           0.00          0.00
   M-4        0.00        0.00          0.00          0.00          0.00          0.00            0.00            0.00          0.00          0.00           0.00          0.00
   M-5        0.00        0.00          0.00          0.00          0.00          0.00            0.00            0.00          0.00          0.00           0.00          0.00
   M-6        0.00        0.00          0.00          0.00          0.00          0.00            0.00            0.00          0.00          0.00           0.00          0.00
   M-7        0.00        0.00          0.00          0.00          0.00          0.00            0.00            0.00          0.00          0.00           0.00          0.00
   M-8        0.00        0.00          0.00          0.00          0.00          0.00            0.00            0.00          0.00          0.00           0.00          0.00
    B         0.00        0.00          0.00          0.00          0.00          0.00            0.00            0.00          0.00          0.00           0.00          0.00
    SB        0.00        0.00          0.00          0.00          0.00          0.00            0.00            0.00          0.00          0.00           0.00          0.00
   R-I        0.00        0.00          0.00          0.00          0.00          0.00            0.00            0.00          0.00          0.00           0.00          0.00
   R-II       0.00        0.00          0.00          0.00          0.00          0.00            0.00            0.00          0.00          0.00           0.00          0.00
  R-III       0.00        0.00          0.00          0.00          0.00          0.00            0.00            0.00          0.00          0.00           0.00          0.00
   R-X        0.00        0.00          0.00          0.00          0.00          0.00            0.00            0.00          0.00          0.00           0.00          0.00
_______________________________________________________________________________________________________________________________________________________________________________________
 Totals:      0.00        0.00          0.00          0.00          0.00          0.00            0.00            0.00          0.00          0.00           0.00          0.00
_______________________________________________________________________________________________________________________________________________________________________________________

                                                                       Page 5 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

                                                                  Interest Accrual Detail
_____________________________________________________________________________________________________________________________________________________________________________________
                                                                             Index        Base/                       Uncapped        Capped         *Next                  *Next
                                                                             Lookup       Index         Current       Internet       Internet      Base/Index   *Next     Interest
  Class    Coupon Type               Accrual                 Index Type       Date         Rate          Spread         Rate           Rate           Rate       Spread     Rate
_____________________________________________________________________________________________________________________________________________________________________________________
                           Method      Days     Period
_____________________________________________________________________________________________________________________________________________________________________________________
   A-1      Floating      Act/360       31    7/25 - 8/24  1 Mon. LIBOR     7/23/08     2.461250%      0.190000%      2.651250%      2.651250%
   A-2      Floating      Act/360       31    7/25 - 8/24  1 Mon. LIBOR     7/23/08     2.461250%      0.230000%      2.691250%      2.691250%
   A-3      Floating      Act/360       31    7/25 - 8/24  1 Mon. LIBOR     7/23/08     2.461250%      0.290000%      2.751250%      2.751250%
   M-1      Floating      Act/360       31    7/25 - 8/24  1 Mon. LIBOR     7/23/08     2.461250%      0.400000%      2.861250%      2.861250%
   M-2      Floating      Act/360       31    7/25 - 8/24  1 Mon. LIBOR     7/23/08     2.461250%      0.450000%      2.911250%      2.911250%
   M-3      Floating      Act/360       31    7/25 - 8/24  1 Mon. LIBOR     7/23/08     2.461250%      0.750000%      3.211250%      3.211250%
   M-4      Floating      Act/360       31    7/25 - 8/24  1 Mon. LIBOR     7/23/08     2.461250%      1.150000%      3.611250%      3.611250%
   M-5      Floating      Act/360       31    7/25 - 8/24  1 Mon. LIBOR     7/23/08     2.461250%      1.550000%      4.011250%      4.011250%
   M-6      Floating      Act/360       31    7/25 - 8/24  1 Mon. LIBOR     7/23/08     2.461250%      2.000000%      4.461250%      4.461250%
   M-7      Floating      Act/360       31    7/25 - 8/24  1 Mon. LIBOR     7/23/08     2.461250%      2.000000%      4.461250%      4.461250%
   M-8      Floating      Act/360       31    7/25 - 8/24  1 Mon. LIBOR     7/23/08     2.461250%      2.000000%      4.461250%      4.461250%
    B       Floating      Act/360       31    7/25 - 8/24  1 Mon. LIBOR     7/23/08     2.461250%      2.000000%      4.461250%      4.461250%
   SB       Floating      Act/360       31    7/25 - 8/24                                                             4.174534%      4.174533%
   R-I        Fixed        30/360       30    7/01 - 7/31        N/A          N/A          N/A            N/A         0.000000%      0.000000%
  R-II        Fixed        30/360       30    7/01 - 7/31        N/A          N/A          N/A            N/A         0.000000%      0.000000%
  R-III       Fixed        30/360       30    7/01 - 7/31        N/A          N/A          N/A            N/A         0.000000%      0.000000%
   R-X        Fixed        30/360       30    7/01 - 7/31        N/A          N/A          N/A            N/A         0.000000%      0.000000%
_____________________________________________________________________________________________________________________________________________________________________________________

* Future reporting enhancement.

                                                                       Page 6 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

DISTRIBUTION IN DOLLARS $                                       Principal Distribution Detail
_____________________________________________________________________________________________________________________________________________________________________________________
             Beginning                    *Unscheduled     *Extra        Total      Principal                                Ending
            Certificate     Principal      Principal      Principal    Principal     (Loss /     Principal    Accreted     Certificate    Cumulative
              Balance      Distributed    Distributed    Distributed  Distributed   Recovery)   Adjustments   Principal      Balance       Realized                      Credit
  Class         (1)            (2)            (3)            (4)      (5)=(2+3+4)      (6)          (7)          (8)     (9)=(1-5-6+7+8)     Loss         Class %       Support %
_____________________________________________________________________________________________________________________________________________________________________________________
                                                                                                                                                       Orig.  Curr.   Orig.  Curr.
                                                                                                                                                        (%)    (%)     (%)    (%)
_____________________________________________________________________________________________________________________________________________________________________________________
   SB        3,000,043.96          0.00                                       0.00        0.00          0.00       0.00     3,000,043.96     0.00       0.50    0.52  99.50    0.00
   A-1     325,294,935.43  1,400,158.39                               1,400,158.39        0.00          0.00       0.00   323,894,777.04     0.00      56.04   55.90   6.60    6.83
   A-2     135,539,878.90    583,400.72                                 583,400.72        0.00          0.00       0.00   134,956,478.18     0.00      23.35   23.29   6.60    6.83
   A-3      81,324,701.30    350,043.76                                 350,043.76        0.00          0.00       0.00    80,974,657.54     0.00      14.01   13.97   6.60    6.83
   M-1      10,500,000.00          0.00                                       0.00        0.00          0.00       0.00    10,500,000.00     0.00       1.75    1.81   4.35    4.50
   M-2       7,200,000.00          0.00                                       0.00        0.00          0.00       0.00     7,200,000.00     0.00       1.20    1.24   3.15    3.26
   M-3       3,000,000.00          0.00                                       0.00        0.00          0.00       0.00     3,000,000.00     0.00       0.50    0.52   2.65    2.74
   M-4       3,000,000.00          0.00                                       0.00        0.00          0.00       0.00     3,000,000.00     0.00       0.50    0.52   2.15    2.23
   M-5       4,200,000.00          0.00                                       0.00        0.00          0.00       0.00     4,200,000.00     0.00       0.70    0.72   1.45    1.50
   M-6       3,000,000.00          0.00                                       0.00        0.00          0.00       0.00     3,000,000.00     0.00       0.50    0.52   0.95    0.98
   M-7       2,100,000.00          0.00                                       0.00        0.00          0.00       0.00     2,100,000.00     0.00       0.35    0.36   0.60    0.62
   M-8       1,800,000.00          0.00                                       0.00        0.00          0.00       0.00     1,800,000.00     0.00       0.30    0.31   0.30    0.31
    B        1,800,000.00          0.00                                       0.00        0.00          0.00       0.00     1,800,000.00     0.00       0.30    0.31   0.00    0.00
_____________________________________________________________________________________________________________________________________________________________________________________
 Totals:   581,759,559.59  2,333,602.87                               2,333,602.87        0.00          0.00       0.00   579,425,956.72     0.00
_____________________________________________________________________________________________________________________________________________________________________________________

* Future reporting enhancement.

                                                                       Page 7 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

                                                                    Reconcililation Detail
_____________________________________________________________________________________________________________________________________________________________________________________
                                     SOURCE OF FUNDS                                                                          ALLOCATION OF FUNDS
_____________________________________________________________________________________________________________________________________________________________________________________
Interest Funds Available                                                                        Scheduled Fees
   Scheduled Interest                                          3,551,804.96                         Master Servicing Fee                                   24,239.99
   Net PPIS                                                            0.00                         Servicing Fee                                         181,799.86
   Relief Act Interest Shortfalls                                      0.00                         Credit Risk Management Fee                                  0.00
   Interest Adjustments                                                0.00                         Other Fees                                                  0.00
   Interest Losses                                                     0.00

        Total Interest Funds Available:                                       3,551,804.96              Total Scheduled Fees                                             206,039.85

Principal Funds Available                                                                       Additional Fees, Expenses, etc.
   Scheduled Principal                                             1,429.53                         Additional Trust Expenses                                   0.00
   Unscheduled Principal                                       3,764,248.34
   Recoveries                                                     11,296.12                             Total Additional Fees, Expenses, etc.:                                 0.00
   Realized Losses                                                     0.00
   Deferred Interest Covered                                                                    Distribution to Certificateholders
                                                            (1,7432,074.99)                         Internet Distribution                               2,402,556.25
        Total Principal Funds Available                                       2,344,899.00          Principal Distribution                              2,333,602.87

Other Funds Available                                                                                   Total Distribution to Certificateholders:                      4,736,159.12
   Swap Payment From Provider                                          0.00
   Prepayment Penalties                                              220.18                     Payments to Other Parties
                                                                                                    Swap Counterparty
        Total Other Funds Available                                                 220.18
Total Funds Available                                                         5,896,924.14              Total Payments to Other Parties:                                 954,725.17
                                                                                                Total Funds Allocated                                                  5,896,924.14
_____________________________________________________________________________________________________________________________________________________________________________________

                                                                       Page 8 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

                                                                     Collateral Summary
________________________________________________________________________________________________________________________________________________________________________________
                                                                               ASSET CHARACTERISTICS
________________________________________________________________________________________________________________________________________________________________________________
                                  Collateral Description: Hybrid ARMs w/ Neg Am                                          Cut-off              Beginning              Ending
Aggregate Stated Principal Balance                                                                                   600,008,792.26        581,759,559.60        579,425,956.72

Loan Count                                                                                                                    1,549                 1,460                 1,453

Weighted Average Coupon Rate (WAC)                                                                                        7.326846%             7.326336%             7.326745%

Net Weighted Average Coupon Rate (Net WAC)                                                                                6.901846%             6.901336%             6.901745%

Weighted Average Remaining Term (WART in months)                                                                                360                   347                   346

________________________________________________________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________________________________________________________

                                     PRINCIPAL DETAIL                                                                           INTEREST DETAIL
________________________________________________________________________________________________________________________________________________________________________________
Scheduled Principal                                                       1,429.53              Scheduled Interest                                            3,551,804.96
Curtailments                                                            414,720.06
Prepayments in Full                                                   3,349,528.28              Less:   Master Servicing Fee                                   (24,239.99)
Liquidation Proceeds                                                          0.00                      Servicing Fee                                         (181,799.86)
Repurchased Principal                                                         0.00                      Uncompensated PPIS                                            0.00
Principal Recoveries                                                     11,296.12                      Relief Act Interest Shortfall                                 0.00
Deferred Interest Covered                                           (1,432,074.99)                      Interest Adjustments                                          0.00
Other Principal                                                               0.00                      Interest Losses                                               0.00

Total Available Principal                                             2,344,899.00              Total Reductions                                              (206,039.85)

Current Realized Losses                                                       0.00                            Total Available Interest                        3,345,765.11
Realized Losses/(Recoveries) from Prior Periods                        (11,296.12)
Current Interest Realized Losses                                              0.00
                                                                        493,348.46
________________________________________________________________________________________________________________________________________________________________________________

                                                                       Page 9 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

                                                                      Delinquencies - Total
_____________________________________________________________________________________________________________________________________________________________________________________
                                                                        MBA Delinquency Calculation Method.
_____________________________________________________________________________________________________________________________________________________________________________________
                                                Less Than
                                                 1 Month          1 Month         2 Months         3 Months         4 Months         5 Months         6+ Months         Totals
_____________________________________________________________________________________________________________________________________________________________________________________

Delinquency
Scheduled Principal Balance                                     30,815,182.04    12,174,238.23     5,742,127.49       291,552.77     2,277,121.61     4,645,905.14    55,946,127.28
Percentage of Total Pool Balance                                      5.3182%          2.1011%          0.9910%           0.503%          0.3930%          0.8018%          9.5664%
Number of Loans                                                            78               31               12                1                4                5              131
Percentage of Total Loans                                             5.3682%          2.1335%          0.8259%          0.0688%           .2753%          0.3441%          9.0158%

Bankruptcy
Scheduled Principal Balance                     1,673,685.43             0.00             0.00             0.00             0.00     1,073,106.17     3,754,686.99     6,501,478.59
Percentage of Total Pool Balance                     0.2889%          0.0000%          0.0000%          0.0000%          0.0000%          0.1852%          0.6480%          1.1221%
Number of Loans                                            5                0                0                0                0                2                7               14
Percentage of Total Loans                            0.3441%          0.0000%          0.0000%          0.0000%             0.00             0.14             0.48          0.9635%

Foreclosure
Scheduled Principal Balance                                              0.00             0.00     1,565,526.92     8,725,676.44     8,246,448.99    20,116,710.03    38,654,362.38
Percentage of Total Pool Balance                                      0.0000%          0.0000%          0.2702%          1.5059%          1.4232%          3.4718%          6.6711%
Number of Loans                                                             0                0                5               22               20               48               95
Percentage of Total Loans                                             0.0000%          0.0000%          0.3441%          1.5141%          1.3765%          3.3035%          6.5382%

REO
Scheduled Principal Balance                                              0.00             0.00             0.00             0.00             0.00     5,823,124.83     5,823,124.83
Percentage of Total Pool Balance                                      0.0000%          0.0000%          0.0000%          0.0000%          0.0000%          1.0050%          1.0050%
Number of Loans                                                             0                0                0                0                0               11               11
Percentage of Total Loans                                             0.0000%          0.0000%          0.0000%          0.0000%          0.0000%          0.7571%          0.7571%

Total
Scheduled Principal Balance                     1,673,685.43    30,815,182.04    12,174,238.23     7,307,654.41     9,017,229.21    11,596,676.77    34,340,426.99   106,925,093.08
Percentage of Total Pool Balance                     0.2889%          5.3182%          2.1011%          1.2612%          1.5562%          2.0014%          5.9266%         18.4536%
Number of Loans                                            5               78               31               17               23               26               71              251
Percentage of Total Loans                            0.3441%          5.3682%          2.1335%          1.1700%          1.5829%          1.7894%          4.8864%         17.2746%
_____________________________________________________________________________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________________________________________________________________________

Principal and Interest Advances Required and Received                                              7,053,867.19
_____________________________________________________________________________________________________________________________________________________________________________________

                                                                       Page 10 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

                                                                Historical Delinquency Information
_______________________________________________________________________________________________________________________________________________________________________________________
                                                                                                                                                                        Total
                 1 Month            2 Month          3 Month         4 Month         5 Month        6+ Months       Bankruptcy       Foreclosure         REO          (2+, BK, FC &
   Date         Balance #          Balance #        Balance #       Balance #       Balance #       Balance #        Balance #        Balance #       Balance #           REO)
_______________________________________________________________________________________________________________________________________________________________________________________
     Aug-08    30,815,182 78     12,174,238 31    5,742,127 12       291,553 1     2,277,122 4     4,645,905 5     6,501,479 34    38,654,362 95    5,823,125 11     76,109,911 193
                  5.319% 5.4%       2.101% 2.1%      0991% 0.9%      0050% 0.1%      0393% 0.3%      0502% 0.3%       1122% 2.3%       6671% 6.5%     1 005% 0.8%       13135% 13.3%
               24,098,776 65     12,677,513 30    8,624,152 23       610,338 1     4,680,863 4       693,527 2     5,239,037 33    32,638,641 79     3,869,182 7     69,033,254 179
     Jul-08      4.142%  4.5%       2.179% 2.1%      1452% 1.6%     0.105% 0.1%     0.905% 0.3%     0.119% 0.1%      0.801% 2.3%      5.610% 5.4%     0.665% 0.5%      11.566% 12.3%
               30,359,145 76     15,258,456 40    9,526,322 22     6,170,274 a       559,029 1       850,052 2     3,982,274 30    23,199,600 57     2,392,275 4     61,938,282 164
     Jun-08      5.202%  5.2%       2.614% 2.7%     1 632% 1.5%     1 057% 0.5%      0095% 0.1%      0145% 0.1%       0602% 2.0%       2975% 3.9%      0410% 0.3%       10612% 11.2%
               33,119,437 87     14,545,457 37    9,896,427 17     1,671,786 3       576,855 1       509,696 1     2,381,055 28    22,211,033 52       342,768 1     52,135,077 140
     May-08      5.661%  5.9%        2456% 2.5%     1.692% 1.2%     0.256% 0.2%     0.099% 0.1%     0.057% 0.1%       0407% 1.9%      3.795% 3.5%     0.059% 0.1%        5.911% 9.5%
               23,313,143 60     13,866,633 27    5,269,708 12    4,005,691 11             0 0             0 0     1,718,588 27    17,102,710 36       350,733 1     42,314,063 114
     Apr-o8      3.977%  4.1%       2.366% 1.5%      0599% 0.5%      0653% 0.7%      0000% 0.0%      0000% 0.0%       0293% 1.5%        2915% 24%      0060% 0.1%         7215% 7.7%
               24,668,208 49      7,861,298 21    6,250,110 16       129,941 1       255,433 1       872,516 2     1,604,736 27    16,281,838 34             0 0     33,255,871 102
     Mar-08      4.191%  3.3%        1.336% 14%     1.062% 1.1%     0.022% 0.1%     0.043% 0.1%     0.145% 0.1%      0.273% 1.5%      2.766% 2.3%     0.000% 0.0%        5.651% 6.5%
               17,806,608 44      8,625,677 22    4,457,784 13       678,433 3       966,974 2     2,019,703 3       869,505 27     9,850,924 20             0 0      27,469,000 90
     Feb-08      3.019%  2.9%       1.462% 1.5%      0755% 0.9%      0115% 0.2%      0164% 0.1%      0342% 0.2%       0147% 1.5%      1 669% 1.3%      0000% 0.0%         4655% 6.0%
               17,983,773 47      8,396,375 22     3,293,358 8     3,012,966 5     2,228,265 4     1,362,905 3       706,642 27      3,584,968 8             0 0      22,585,478 77
     Jan-08      3.037%  3.1%       1.419% 1.5%     0.555% 0.5%     0.509% 0.3%     0.375% 0.3%     0.230% 0.2%      0.119% 1.5%      0.605% 0.5%     0.000% 0.0%        3.514% 5.1%
               17,655,869 49      5,482,680 14     4,105,701 9     2,223,034 4     2,308,392 5             0 0             0 25      1,463,785 3             0 0      15,678,592 60
     Dec-07      2.960%  3.2%       0.919% 0.9%      0657% 0.6%      0373% 0.3%      0357% 0.3%      0000% 0.0%       0000% 1.6%       0245% 0.2%      0000% 0.0%         2611% 3.9%
                9,458,675 30      5,307,243 12     3,342,775 7     3,763,443 8             0 0             0 0             0 25              0 0             0 0      12,413,461 52
     Nov-07      1.575%  2.0%       0.554% 0.5%     0.557% 0.5%     0.627% 0.5%     0.000% 0.0%     0.000% 0.0%      0.000% 1.6%      0.000% 0.0%     0.000% 0.0%         2.065% 34%
               14,355,009 38       4,180,045 8    4,131,679 10             0 0             0 0             0 0             0 25              0 0             0 0       8,311,724 43
     Oct-07      2.359%  2.5%       0.696% 0.5%      0657% 0.7%      0000% 0.0%      0000% 0.0%      0000% 0.0%       0000% 1.6%       0000% 0.0%      0000% 0.0%         1353% 2.5%
               12,154,986 29      4,953,366 11            0  0             0 0             0 0             0 0             0 25              0 0             0 0       4,953,366 36
     Sep-07      2.023%  1.9%       0.524% 0.7%     0.000% 0.0%     0.000% 0.0%     0.000% 0.0%     0.000% 0.0%      0.000% 1.6%      0.000% 0.0%     0.000% 0.0%        0.524% 2.3%
_______________________________________________________________________________________________________________________________________________________________________________________

                                                                       Page 11 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

                                                         Standard Prepayment and Defualt Inforamtion
_______________________________________________________________________________________________________________________________________________________________________________________
                  Wtd. Avg.       Current
   *Payment          Age        Collateral       Scheduled     Unscheduled    Liquidation
      Date        (Months)        Balance        Principal      Principal      Principal        SMM            SPR            PSA            MDR            CDR            SDA
_______________________________________________________________________________________________________________________________________________________________________________________
     08/25/2008       346.00   579,425,956.72       1,429.53   2,332,173.35           0.00        0.401%         4.706%       163.372%         0.000%         0.000%         0.000%
     07/25/2008       347.00   581,759,559.60       1,470.96   1,889,688.83           0.00        0.324%         3.817%       142.396%         0.000%         0.000%         0.000%
     06/25/2008       348.00     1,889,688.83       1,025.69   1,411,087.22     523,089.54        0.241%         2.856%       115.158%         0.089%         1.068%       430.462%
     05/27/2008       349.00   583,650,719.39       1,019.32   1,134,094.14           0.00        0.193%         2.297%       100.739%         0.000%         0.000%         0.000%
                                                                                  3 Month:        0.011%         0.134%         5.034%         0.001%         0.016%        -0.855%
                                                                                  6 Month:        0.014%         0.164%         4.232%         0.001%         0.010%         2.785%
                                                                                 12 Month:        0.000%         0.000%         0.000%         0.000%         0.000%         0.000%
                                                                                 Lifetime:        0.012%         0.139%         5.952%         0.001%         0.018%         7.665%
_______________________________________________________________________________________________________________________________________________________________________________________

SMM (Single Month Mortality) = Unscheduled Principal / (Beginning Balance - Scheduled           MDR (Monthly Default Rate) = Beginning Balance of Liquidated Asset / Total
Balance)                                                                                        Beginning Balance
CPR (Constant Prepayment Rate) = 1 - ((SMM)^12)                                                 CDR (Conditional Default Rate) = 1 - ((1-MDR)^12)
PSA (Public Securities Association) = CPR * (min(.2% * Age, 6%))                                SDA (Standard Default Assocation) = CDR * (min(.2% * Age, 6%))
_______________________________________________________________________________________________________________________________________________________________________________________

                                                                       Page 12 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

                                                                Credit Enhancement - Aggregate
_______________________________________________________________________________________________________________________________________________________________________________________
                                                                              Overcollalteralization
_______________________________________________________________________________________________________________________________________________________________________________________
OC Floor                                                                        3,000,043.96
Prior Required OC Amount                                                        3,000,043.96
      Beginning OC Amount                                                                                                     3,000,043.96
         Beginnning OC Deficiency/(Excess) Amount                                     (0.01)
         Monthly Excess Cashflow Available                                      1,998,153.65
      OC Increase/(Reduction)                                                                                                         0.00
      Net Deferred Interest                                                                                                           0.00
      Current OC Amount                                                                                                       3,000,043.96
Current Required OC Amount                                                                                                    3,000,043.96
         Ending OC Deficiency/(Excess) Amount                                                                                         0.00
_______________________________________________________________________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________________________________________________________________
                                                                                  Hedge Products
_______________________________________________________________________________________________________________________________________________________________________________________
                            Swap Agreement
Scheduled Notional Balance                                                    369,109,645.00
Scheduled Fixed Rate                                                               5.465000%
Accrual Days (No Business Day Adjustment)                                                 31
      Payment by Provider                                                                                                     1,737,019.74
Variable Rate                                                                      2.461250%
Accrual Days                                                                              31
      Payment by Counterparty                                                                                                   782,294.57
      Net Swap Payment In/(Out)                                                                                               (954,725.17)
_______________________________________________________________________________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________________________________________________________________________
                                                                                   Acounts/Funds
_______________________________________________________________________________________________________________________________________________________________________________________
                  Supplemental Interest Trust Account
Beginning Balance                                                                                                             2,595,328.53
      Investment Earnings                                                                                                             0.00
      Deposits                                                                                                                  954,725.17
      Withdrawals                                                                                                              (954,725.17)
Ending Balance                                                                                                                2,595,328.53
_______________________________________________________________________________________________________________________________________________________________________________________

                                                                       Page 13 of 23

                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

                                                    Credit Enhancement - Aggregate

_________________________________________________________________________________________________________________________________________________________________________________

                                              Triggers and Other Informational Reporting
_________________________________________________________________________________________________________________________________________________________________________________
                                                 Stepdown Date
________________________________________________________________________________________________________________
Distribution Date is July 2010 or Thereafter?                                                                                                                   No
Senior Enhancement Percentage                                                                                                           6.834358%
Target Senior Enhancement Percentage                                                                                                   16.500000%
Senior Enhancement Percentage is > Target?                                                                                                                      No
                                                                                                                                                      _________________________
      Stepdown Date Has Occured?                                                                                                                                No
_________________________________________________________________________________________________________________________________________________________________________________
                                                 Trigger Event
________________________________________________________________________________________________________________
Sixty-Plus Delinquency Percentage                                                                                                      11.832383%
40% of The Senior Enhancement Percentage                                                                                                2.733743%
Sixty-Plus Delinquency % > Senior Enhancement %?                                                                                                                Yes
Aggregate Realized Loss Percentage                                                                                                      0.082224%
Scheduled Loss Target Percentage                                                                                                        0.150000%
Aggregate Realized Loss % > Scheduled Loss Target %?                                                                                                            No
                                                                                                                                                      _________________________
      Trigger Event is in Effect?                                                                                                                               Yes

Required OC Frozen at Prior Value Due to Stepdown Date or Trigger?                                                                                              Yes
After the Initial Optional Termination Date?                                                                                                                    No
The Credit Support Depletion Date Has Occured?                                                                                                                  No

                                                             Page 14 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

                                                 Voluntary Prepayments and Repurchases

_________________________________________________________________________________________________________________________________________________________________________________________

                                                                                   Scheduled
                                                                   Original        Principal        Principal     Prepayment    Prepayment     *Current
                         Principal Pay                            Principal       Balance at        Pay Down       Penalties    Penalties        Note        *Original    *Original
Loan Number                Down Date          Payoff Type          Balance          Payoff           Amount        Collected      Waived         Rate           LTV        Term     State
_________________________________________________________________________________________________________________________________________________________________________________________
19145685                 Not Provided     Voluntary Prepayment    550,000.00      577,095.02       579,128.54          0.00         0.00       8.000000%    Not Provided     0       CA
19349623                 Not Provided     Voluntary Prepayment    351,200.00      361,306.30       362,115.82          0.00         0.00       7.000000%    Not Provided     0       CA
19414135                 Not Provided     Voluntary Prepayment    845,000.00      368,035.45       368,035.45          0.00         0.00       7.500000%    Not Provided     0       CA
19283107                 Not Provided     Voluntary Prepayment    158,000.00      158,138.81       158,625.54          0.00         0.00       8.125000%    Not Provided     0       GA
11420135                 Not Provided     Voluntary Prepayment    248,000.00      255,464.63       255,984.96          0.00         0.00       6.750000%    Not Provided     0       IL
19402349                 Not Provided     Voluntary Prepayment    243,000.00      251,475.54       252,162.65          0.00         0.00       8.125000%    Not Provided     0       MD
19336237                 Not Provided     Voluntary Prepayment  1,326,500.00    1,370,937.32     1,374,513.87          0.00         0.00       7.000000%    Not Provided     0       UT
_________________________________________________________________________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________________________________________________________________________
                     TOTALS: (*Weighted Average                 3,721,700.00    3,342,453.07     3,350,566.83          0.00         0.00       7.346471%        Not         0
                                                                                                                                                             Provided
_________________________________________________________________________________________________________________________________________________________________________________________

                                                        Liquidation Loss Detail

_________________________________________________________________________________________________________________________________________________________________________________________

                                                                  Actual           Scheduled      Current    Subsequent                  Next Due
                                               Original          Principal         Principal      Realized      Loss/                      Date       *Current
   Loan Number                Prior            Principal         Balance at        Balance at        Loss     (Recovery)    *Loss           at          Note    *Original *Original State
                           Loan Status         Balance          Liquidation       Liquidation      Amount      Amount      Severity    Liquidation      Rate       LTV     Term
_________________________________________________________________________________________________________________________________________________________________________________________

                                                   No Liquidation Losses to Report.

                                                             Page 15 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

                                                           Bankruptcy Detail

_________________________________________________________________________________________________________________________________________________________________________________________

                                        Original        Actual         Scheduled                            Date                        *Current
                                        Principal      Principal       Principal                           Entered        Next Due         Note        *Original      *Original
Loan Number                              Balance        Balance         Balance                           Bankruptcy        Date           Rate            LTV           Term       State
_________________________________________________________________________________________________________________________________________________________________________________________
10948568                                412,000.00    Not Provided     428,314.75                        Not Provided      7/1/08       7.250000%      Not Provided       0          CA
19102651                                408,000.00    Not Provided     421,627.05                        Not Provided      7/1/08       7.000000%      Not Provided       0          CA
19304079                                456,000.00    Not Provided     469,525.80                        Not Provided      6/1/07       7.500000%      Not Provided       0          CA
19322307                                382,500.00    Not Provided     395,615.54                        Not Provided      2/1/08       7.875000%      Not Provided       0          CA
19336849                                650,000.00    Not Provided     677,490.63                        Not Provided      2/1/08       7.875000%      Not Provided       0          CA
19343255                              1,000,000.00    Not Provided   1,038,788.35                        Not Provided      9/1/07       7.625000%      Not Provided       0          CA
19356793                                478,000.00    Not Provided     492,548.56                        Not Provided      8/1/07       8.125000%      Not Provided       0          CA
19394669                                311,000.00    Not Provided     321,377.82                        Not Provided      10/1/07      8.125000%      Not Provided       0          CA
19412789                                415,000.00    Not Provided     430,662.46                        Not Provided      7/1/08       7.750000%      Not Provided       0          CA
19444413                                656,000.00    Not Provided     685,514.58                        Not Provided      12/1/07      8.125000%      Not Provided       0          CA
19331743                                250,000.00    Not Provided     258,591.88                        Not Provided      9/1/07       7.875000%      Not Provided       0          FL
19403931                                272,000.00    Not Provided     281,042.09                        Not Provided      7/1/08       7.250000%      Not Provided       0          OR
19394865                                472,500.00    Not Provided     488,340.00                        Not Provided      8/1/07       7.125000%      Not Provided       0          WA
19366333                                109,600.00    Not Provided     112,039.08                        Not Provided      7/1/08       7.500000%      Not Provided       0          WI
_________________________________________________________________________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________________________________________________________________________
TOTALS:(*Weighted Average)            6,272,600.00    Not Provided   6,501,478.59                                                       7.669561%      Not Provided       0
_________________________________________________________________________________________________________________________________________________________________________________________

                                                             Page 16 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

                                                          Foreclosure Detail

_________________________________________________________________________________________________________________________________________________________________________________________
                                         Original        Actual         Scheduled                            Date                        *Current
                                        Principal      Principal       Principal                           Entered        Next Due         Note        *Original      *Original
Loan Number                              Balance        Balance         Balance                           Foreclosure       Date           Rate            LTV           Term       State
_________________________________________________________________________________________________________________________________________________________________________________________
19305383                                199,500.00    Not Provided     205,724.82                        Not Provided      3/1/08       7.625000%      Not Provided       0          AZ
19356961                                900,000.00    Not Provided     934,343.23                        Not Provided      6/1/07       7.875000%      Not Provided       0          AZ
19394679                                361,600.00    Not Provided     368,999.47                        Not Provided      10/1/07      6.750000%      Not Provided       0          AZ
19434457                                338,000.00    Not Provided     350,897.80                        Not Provided      1/1/08       7.875000%      Not Provided       0          AZ
19438473                                352,500.00    Not Provided     364,262.69                        Not Provided      12/1/07      8.125000%      Not Provided       0          AZ
10953376                                436,000.00    Not Provided     452,637.36                        Not Provided      11/1/07      7.875000%      Not Provided       0          CA
10956684                                552,000.00    Not Provided     572,339.83                        Not Provided      2/1/08       7.250000%      Not Provided       0          CA
11446329                                208,000.00    Not Provided     214,666.04                        Not Provided      3/1/08       6.750000%      Not Provided       0          CA
11446697                                356,250.00    Not Provided     365,481.53                        Not Provided      2/1/08       6.625000%      Not Provided       0          CA
15467545                                260,000.00    Not Provided     270,016.63                        Not Provided      2/1/08       8.000000%      Not Provided       0          CA
19025661                                320,000.00    Not Provided     333,341.69                        Not Provided      2/1/08       7.625000%      Not Provided       0          CA
19108117                                255,000.00    Not Provided     263,232.04                        Not Provided      2/1/08       8.125000%      Not Provided       0          CA
19122887                                460,750.00    Not Provided     463,803.61                        Not Provided      3/1/08       7.750000%      Not Provided       0          CA
19145695                                551,250.00    Not Provided     565,448.98                        Not Provided      11/1/07      7.500000%      Not Provided       0          CA
19147539                                400,000.00    Not Provided     414,373.93                        Not Provided      2/1/08       6.625000%      Not Provided       0          CA
19154571                                660,000.00    Not Provided     689,717.10                        Not Provided      1/1/08       8.125000%      Not Provided       0          CA
19155417                                500,000.00    Not Provided     519,677.82                        Not Provided      2/1/08       7.750000%      Not Provided       0          CA
19219173                                289,646.00    Not Provided     298,787.27                        Not Provided      11/1/07      6.875000%      Not Provided       0          CA
19283181                                384,000.00    Not Provided     397,199.70                        Not Provided      3/1/08       7.375000%      Not Provided       0          CA
19298333                                337,250.00    Not Provided     345,219.26                        Not Provided      11/1/07      6.875000%      Not Provided       0          CA
19305427                                380,000.00    Not Provided     395,678.80                        Not Provided      2/1/08       8.125000%      Not Provided       0          CA
_________________________________________________________________________________________________________________________________________________________________________________________

                                                             Page 17 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

                                                          Foreclosure Detail

_________________________________________________________________________________________________________________________________________________________________________________________
                                         Original        Actual        Scheduled                            Date                        *Current
                                        Principal      Principal       Principal                           Entered        Next Due         Note        *Original      *Original
Loan Number                              Balance        Balance         Balance                          Foreclosure        Date           Rate            LTV           Term       State
_________________________________________________________________________________________________________________________________________________________________________________________
19305691                                240,000.00    Not Provided     250,234.11                        Not Provided      8/1/07       8.000000%      Not Provided       0          CA
19310699                                337,000.00    Not Provided     351,207.06                        Not Provided      3/1/08       7.750000%      Not Provided       0          CA
19315711                                341,200.00    Not Provided     353,201.46                        Not Provided      3/1/08       7.125000%      Not Provided       0          CA
19315713                                408,000.00    Not Provided     422,883.89                        Not Provided      12/1/07      7.750000%      Not Provided       0          CA
19322237                                472,000.00    Not Provided     490,603.69                        Not Provided      3/1/08       7.125000%      Not Provided       0          CA
19330863                                416,000.00    Not Provided     430,888.56                        Not Provided      2/1/08       8.000000%      Not Provided       0          CA
19331849                                394,000.00    Not Provided     413,058.13                        Not Provided      3/1/08       8.125000%      Not Provided       0          CA
19336299                                252,000.00    Not Provided     261,420.69                        Not Provided      11/1/07      8.125000%      Not Provided       0          CA
19342247                                480,000.00    Not Provided     495,717.39                        Not Provided      2/1/08       7.750000%      Not Provided       0          CA
19342769                                500,000.00    Not Provided     518,621.31                        Not Provided      1/1/08       7.500000%      Not Provided       0          CA
19349617                                280,000.00    Not Provided     289,995.83                        Not Provided      10/1/07      7.375000%      Not Provided       0          CA
19357693                                296,000.00    Not Provided     307,481.39                        Not Provided      12/1/07      7.625000%      Not Provided       0          CA
19365023                                476,000.00    Not Provided     491,883.80                        Not Provided      11/1/07      8.125000%      Not Provided       0          CA
19373531                                297,500.00    Not Provided     307,033.79                        Not Provided      3/1/08       8.125000%      Not Provided       0          CA
19379039                                787,500.00    Not Provided     813,899.93                        Not Provided      12/1/07      7.500000%      Not Provided       0          CA
19379081                                395,000.00    Not Provided     407,988.11                        Not Provided      4/1/08       7.000000%      Not Provided       0          CA
19380253                                404,000.00    Not Provided     419,670.52                        Not Provided      6/1/07       7.625000%      Not Provided       0          CA
19402479                                318,750.00    Not Provided     331,426.80                        Not Provided      1/1/08       8.125000%      Not Provided       0          CA
19402519                                360,000.00    Not Provided     372,012.94                        Not Provided      1/1/08       8.125000%      Not Provided       0          CA
19412659                                520,000.00    Not Provided     537,286.30                        Not Provided      3/1/08       7.250000%      Not Provided       0          CA
19420093                                251,250.00    Not Provided     257,682.28                        Not Provided      12/1/07      7.250000%      Not Provided       0          CA
_________________________________________________________________________________________________________________________________________________________________________________________

                                                             Page 18 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

                                                          Foreclosure Detail

_________________________________________________________________________________________________________________________________________________________________________________________
                                         Original        Actual         Scheduled                            Date                        *Current
                                        Principal      Principal       Principal                           Entered        Next Due         Note        *Original      *Original
Loan Number                              Balance        Balance         Balance                           Foreclosure       Date           Rate            LTV           Term       State
_________________________________________________________________________________________________________________________________________________________________________________________
19438647                                436,400.00    Not Provided     450,177.17                        Not Provided      2/1/08       6.750000%      Not Provided       0          CA
19438893                                425,000.00    Not Provided     439,903.43                        Not Provided      12/1/07      7.625000%      Not Provided       0          CA
19439613                                560,000.00    Not Provided     581,482.10                        Not Provided      3/1/08       7.625000%      Not Provided       0          CA
19443755                                620,000.00    Not Provided     640,413.74                        Not Provided      2/1/08       7.375000%      Not Provided       0          CA
19444255                                446,250.00    Not Provided     464,662.17                        Not Provided      3/1/08       8.125000%      Not Provided       0          CA
19445667                                320,000.00    Not Provided     329,984.72                        Not Provided      3/1/08       7.625000%      Not Provided       0          CA
19468801                                304,000.00    Not Provided     315,600.35                        Not Provided      1/1/08       7.875000%      Not Provided       0          CA
19468853                                825,000.00    Not Provided     857,000.34                        Not Provided      1/1/08       7.625000%      Not Provided       0          CA
19470009                                400,000.00    Not Provided     415,515.30                        Not Provided      8/1/07       7.625000%      Not Provided       0          CA
19470011                                396,000.00    Not Provided     409,220.77                        Not Provided      3/1/08       7.250000%      Not Provided       0          CA
19476213                                287,900.00    Not Provided     295,631.11                        Not Provided      4/1/08       8.125000%      Not Provided       0          CA
19402655                                207,500.00    Not Provided     215,227.87                        Not Provided      3/1/08       7.500000%      Not Provided       0          CT
11368489                                163,920.00    Not Provided     171,279.37                        Not Provided      4/1/08       7.750000%      Not Provided       0          FL
11454289                                600,000.00    Not Provided     619,405.02                        Not Provided      7/1/07       7.375000%      Not Provided       0          FL
19040429                                472,000.00    Not Provided     486,255.83                        Not Provided      10/1/07      7.375000%      Not Provided       0          FL
19093623                                190,000.00    Not Provided     193,786.32                        Not Provided      2/1/08       7.250000%      Not Provided       0          FL
19109809                                199,500.00    Not Provided     207,535.27                        Not Provided      10/1/07      8.125000%      Not Provided       0          FL
19233341                                456,000.00    Not Provided     466,887.23                        Not Provided      3/1/08       6.750000%      Not Provided       0          FL
19298545                                318,250.00    Not Provided     329,451.95                        Not Provided      2/1/08       7.750000%      Not Provided       0          FL
19298701                                235,000.00    Not Provided     242,479.08                        Not Provided      11/1/07      6.875000%      Not Provided       0          FL
19310089                                617,500.00    Not Provided     600,398.30                        Not Provided      3/1/08       7.500000%      Not Provided       0          FL
_________________________________________________________________________________________________________________________________________________________________________________________

                                                             Page 19 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

                                                          Foreclosure Detail

_________________________________________________________________________________________________________________________________________________________________________________________
                                         Original        Actual         Scheduled                            Date                       *Current
                                        Principal      Principal        Principal                           Entered        Next Due        Note        *Original      *Original
Loan Number                              Balance        Balance          Balance                          Foreclosure       Date           Rate            LTV           Term       State
_________________________________________________________________________________________________________________________________________________________________________________________
19310373                                159,000.00    Not Provided     164,821.32                        Not Provided      11/1/07      7.750000%      Not Provided       0          FL
19331975                                146,400.00    Not Provided     152,296.60                        Not Provided      2/1/08       8.125000%      Not Provided       0          FL
19356873                                445,500.00    Not Provided     458,639.19                        Not Provided      12/1/07      7.250000%      Not Provided       0          FL
19365059                                192,500.00    Not Provided     199,547.78                        Not Provided      10/1/07      7.750000%      Not Provided       0          FL
19371137                                192,500.00    Not Provided     198,872.99                        Not Provided      1/1/08       6.875000%      Not Provided       0          FL
19371211                                200,000.00    Not Provided     204,685.28                        Not Provided      6/1/07       6.375000%      Not Provided       0          FL
19378963                                296,000.00    Not Provided     302,052.63                        Not Provided      4/1/08       7.500000%      Not Provided       0          FL
19379889                                443,000.00    Not Provided     457,850.97                        Not Provided      3/1/08       7.500000%      Not Provided       0          FL
19379899                                460,750.00    Not Provided     475,836.98                        Not Provided      2/1/08       7.750000%      Not Provided       0          FL
19380377                                280,000.00    Not Provided     290,194.19                        Not Provided      3/1/08       7.750000%      Not Provided       0          FL
19403811                                412,000.00    Not Provided     427,980.82                        Not Provided      6/1/07       7.625000%      Not Provided       0          FL
19419901                                436,050.00    Not Provided     448,984.05                        Not Provided      9/1/07       7.500000%      Not Provided       0          FL
19420209                                500,000.00    Not Provided     518,692.34                        Not Provided      1/1/08       8.125000%      Not Provided       0          FL
19421971                                380,000.00    Not Provided     393,029.82                        Not Provided      3/1/08       7.875000%      Not Provided       0          FL
19434735                                209,451.00    Not Provided     217,251.54                        Not Provided      7/1/07       7.500000%      Not Provided       0          FL
19439657                                315,000.00    Not Provided     323,985.80                        Not Provided      1/1/08       7.125000%      Not Provided       0          FL
19443801                                231,000.00    Not Provided     239,457.35                        Not Provided      1/1/08       7.750000%      Not Provided       0          FL
19483059                                300,000.00    Not Provided     310,750.80                        Not Provided      11/1/07      8.000000%      Not Provided       0          FL
19484451                                225,000.00    Not Provided     232,684.92                        Not Provided      12/1/07      7.250000%      Not Provided       0          FL
17470975                                308,000.00    Not Provided     320,634.47                        Not Provided      3/1/08       7.875000%      Not Provided       0          IL
19394839                                857,500.00    Not Provided     890,760.89                        Not Provided      8/1/07       7.625000%      Not Provided       0          MA
_________________________________________________________________________________________________________________________________________________________________________________________

                                                             Page 20 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

                                                          Foreclosure Detail

_________________________________________________________________________________________________________________________________________________________________________________________
                                         Original        Actual         Scheduled                            Date                        *Current
                                        Principal      Principal        Principal                           Entered        Next Due         Note        *Original      *Original
Loan Number                              Balance        Balance          Balance                          Foreclosure        Date           Rate            LTV           Term       State
_________________________________________________________________________________________________________________________________________________________________________________________
19123489                                380,000.00    Not Provided     388,824.83                        Not Provided      7/1/07       7.500000%     Not Provided    0              MD
19103371                                344,000.00    Not Provided     360,064.02                        Not Provided      2/1/08       8.000000%     Not Provided    0              NJ
19282691                                650,000.00    Not Provided     672,205.68                        Not Provided      10/1/07      7.375000%     Not Provided    0              NV
19385481                                700,000.00    Not Provided     728,881.93                        Not Provided      1/1/08       8.125000%     Not Provided    0              NV
19412529                                200,000.00    Not Provided     207,631.86                        Not Provided      11/1/07      7.875000%     Not Provided    0              NV
19342229                                444,000.00    Not Provided     462,319.23                        Not Provided      3/1/08       8.125000%     Not Provided    0              NY
11312829                                160,000.00    Not Provided     164,780.92                        Not Provided      2/1/08       7.500000%     Not Provided    0              TX
10969898                                376,000.00    Not Provided     388,575.70                        Not Provided      4/1/08       6.625000%     Not Provided    0              UT
19330999                                937,500.00    Not Provided     968,537.63                        Not Provided      2/1/08       6.875000%     Not Provided    0              WA
19371353                                436,000.00    Not Provided     450,355.44                        Not Provided      2/1/08       7.375000%     Not Provided    0              WA
19372171                                568,000.00    Not Provided     590,829.39                        Not Provided      11/1/07      8.125000%     Not Provided    0              WA
_________________________________________________________________________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________________________________________________________________________
TOTALS:(*Weighted Average)           37,393,317.00    Not Provided   38,654,362.38                                                      7.571407%     Not Provided    0
_________________________________________________________________________________________________________________________________________________________________________________________

                                                       Page 21 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

                                                              REO Detail

_________________________________________________________________________________________________________________________________________________________________________________________

                                                         Actual       Scheduled
                                         Original      Principal       Principal           REO              REO          Next Due Date   *Current
                                        Principal      Balance at       Balance           Book           Acquisition         at             Note        *Original      *Original
Loan Number                              Balance      Acquisition    at Acquisition       Value             Date         Acquisition        Rate            LTV           Term       State
_________________________________________________________________________________________________________________________________________________________________________________________
10948624                                 640,000.00   Not Provided    665,344.22       Not Provided      Not Provided      10/1/07      7.250000%      Not Provided       0          CA
19116015                                 520,000.00   Not Provided    540,900.16       Not Provided      Not Provided      6/1/07       8.125000%      Not Provided       0          CA
19289691                                 427,500.00   Not Provided    444,468.10       Not Provided      Not Provided      10/1/07      7.500000%      Not Provided       0          CA
19330871                                 484,500.00   Not Provided    492,933.00       Not Provided      Not Provided      6/1/07       7.250000%      Not Provided       0          CA
19348365                                 712,500.00   Not Provided    736,385.69       Not Provided      Not Provided      9/1/07       7.125000%      Not Provided       0          CA
19349657                                 632,000.00   Not Provided    655,080.24       Not Provided      Not Provided      8/1/07       6.875000%      Not Provided       0          CA
19402367                                 520,000.00   Not Provided    543,583.95       Not Provided      Not Provided      8/1/07       8.125000%      Not Provided       0          CA
19438463                                 268,000.00   Not Provided    276,811.56       Not Provided      Not Provided      9/1/07       7.000000%      Not Provided       0          CA
19348411                                 156,000.00   Not Provided    161,711.45       Not Provided      Not Provided      9/1/07       7.750000%      Not Provided       0          CO
19342161                                 256,000.00   Not Provided    265,570.43       Not Provided      Not Provided      9/1/07       8.125000%      Not Provided       0          VA
19371309                               1,000,000.00   Not Provided  1,040,336.03       Not Provided      Not Provided      7/1/07       7.750000%      Not Provided       0          VA
_________________________________________________________________________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________________________________________________________________________
TOTALS:(*Weighted Average)            5,616,500.00    Not Provided  5,823,124.83       Not Provided                                     7.505176%      Not Provided        0
_________________________________________________________________________________________________________________________________________________________________________________________

                                    MATERIAL MODIFICATIONS, EXTENSIONS, WAIVERS LOAN DETAIL REPORT

_________________________________________________________________________________________________________________________________________________________________________________________

 Effective                                                      Current Sched     Current Actual                  Capitalized     Forgiven     Forgiven
 Distr Date     Loan Number           P&I        Balance          Balance           Balance        Loan Status      Amount       Principal    Interest
_________________________________________________________________________________________________________________________________________________________________________________________

                                                     No Modified Loans to Report.

                                                       Page 22 of 23

                                                                                                      Distribution Date:     08/25/2008
                                                   Residential Funding Company, LLC
                                            Mortgage Asset-Backed Pass-Through Certificates
                                                            Series 2007-QH6

                                                           Other Information

_________________________________________________________________________________________________________________________________________________________________________________________

Each beneficial owner of any Certificate (or any interest therein) which provides credit enhancement for any other Certificate and is available in book-entry form, including any such Class M Certificate, shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that either: a) it is not an employee benefit or other plan subject to the prohibited transaction provision of the Employee Retirement Income Security
Act of 1974, as amended('ERISA'), or Section 4975 of the Internal Revenue Code of 1986, as amended (a 'Plan'), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of purchasing any Certificate with 'plan assets' of any Plan; or
b) (i) the transferee is an insurance company, (ii) the source of funds to be used by it to purchase the Certificates is an 'insurance company general account'
(within the meaning of Department of Labor Prohibited Transaction Class Exemption ('PTCE') 95-60), and (iii) the conditions set forth in Section I and III of
PTCE 95-60 have been satisfied. Any purported beneficial owner of any such book-entry Certificate (or interest therein) to whom either (a) or (b) above does not apply shall indemnify and hold harmless the Company, the Trustee, the Master Servicer, any Sub servicer, and the Trust Fund from and against any and all liabilities, claim, cost or expenses incurred by such parties as a result of its acquisition or holding of such Certificate.

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